                                                                    EXHIBIT 10.1

                               CREDIT AGREEMENT

                            dated December 6, 1999

                                 by and among

                 Wilmar Industries, Inc. and its Subsidiaries
                         listed on Schedule 1 hereto,

                                 as Borrowers,


                   the Lenders listed on Schedule 2 hereto,

                          FIRST UNION NATIONAL BANK,
                           as Administrative Agent,

                        PNC BANK, NATIONAL ASSOCIATION,
                                 as Co-Agent,

                                      and

                      NATIONAL CITY BANK OF PENNSYLVANIA,
                                  as Co-Agent

                               TABLE OF CONTENTS
                               -----------------

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                                                                                                Page
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ARTICLE I - DEFINITIONS.......................................................................     1
            Section 1.1.   Definitions........................................................     1
            Section 1.2.   General............................................................    14
            Section 1.3.   Other Definitions and Provisions...................................    14

ARTICLE II - CREDIT FACILITIES................................................................    15
            Section 2.1.   Revolving Credit Loans.............................................    15
            Section 2.2.   Term Loans.........................................................    15
            Section 2.3.   Swingline Loans....................................................    15
            Section 2.4.   Procedure for Advances of Revolving Credit Loans,
                           Swingline Loans and Term Loans.....................................    17
            Section 2.5.   Repayment of Loans.................................................    18
            Section 2.6.   Notes..............................................................    20
            Section 2.7.   Permanent Reduction of the Aggregate Revolving Commitment..........    21
            Section 2.8.   Termination of Credit Facilities...................................    21
            Section 2.9.   Use of Proceeds....................................................    22
            Section 2.10.  Joint and Several Obligations......................................    22

ARTICLE III - LETTER OF CREDIT FACILITY.......................................................    22
            Section 3.1.   L/C Commitment.....................................................    22
            Section 3.2.   Procedure for Issuance of Letters of Credit........................    23
            Section 3.3.   Commissions and Other Charges......................................    23
            Section 3.4.   L/C Participations.................................................    24
            Section 3.5.   Reimbursement Obligation of the Borrowers..........................    25
            Section 3.6.   Obligations Absolute...............................................    25
            Section 3.7.   Effect of Application..............................................    26

ARTICLE IV - GENERAL LOAN PROVISIONS..........................................................    26
            Section 4.1.   Interest...........................................................    26
            Section 4.2.   Notice and Manner of Conversion or Continuation of Loans...........    28
            Section 4.3.   Fees...............................................................    29
            Section 4.4.   Manner of Payment..................................................    30
            Section 4.5.   Credit of Payments and Proceeds....................................    30
            Section 4.6.   Adjustments........................................................    31
            Section 4.7.   Nature of Obligations of Lenders Regarding Extensions of Credit;
                           Assumption by the Administrative Agent.............................    31
            Section 4.8.   Changed Circumstances..............................................    32
            Section 4.9.   Indemnity..........................................................    34
            Section 4.10.  Capital Requirements...............................................    34
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            Section 4.11.  Taxes..............................................................    34
            Section 4.12.  Security...........................................................    36

ARTICLE V - CLOSING; CONDITIONS OF CLOSING AND BORROWING......................................    36
            Section 5.1.   Closing............................................................    36
            Section 5.2.   Conditions to Closing and Initial Extensions of Credit.............    36

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF THE BORROWERS..................................    41
            Section 6.1.   Representations and Warranties.....................................    41

ARTICLE VII - FINANCIAL INFORMATION AND NOTICES...............................................    48
            Section 7.1.   Financial Statements and Projections...............................    48
            Section 7.2.   Officer's Compliance Certificate...................................    49
            Section 7.3.   Accountants' Certificate...........................................    49
            Section 7.4.   Other Reports......................................................    50
            Section 7.5.   Notice of Litigation and Other Matters.............................    50
            Section 7.6.   Accuracy of Information............................................    51

ARTICLE VIII - AFFIRMATIVE COVENANTS..........................................................    51
            Section 8.1.   Preservation of Corporate Existence and Related Matters............    51
            Section 8.2.   Maintenance of Property............................................    52
            Section 8.3.   Insurance..........................................................    52
            Section 8.4.   Accounting Methods and Financial Records...........................    52
            Section 8.5.   Payment and Performance of Obligations.............................    52
            Section 8.6.   Compliance With Laws and Approvals.................................    52
            Section 8.7.   Environmental Laws.................................................    52
            Section 8.8.   Compliance with ERISA..............................................    53
            Section 8.9.   Compliance With Agreements.........................................    53
            Section 8.10.  Conduct of Business................................................    53
            Section 8.11.  Visits and Inspections.............................................    53
            Section 8.12.  Additional Subsidiaries............................................    54
            Section 8.13.  Year 2000 Compatibility............................................    54
            Section 8.14.  Taxes..............................................................    54
            Section 8.16.  Further Assurances.................................................    54

ARTICLE IX - FINANCIAL COVENANTS..............................................................    55
            Section 9.1.   Funded Debt to EBITDA Ratio........................................    55
            Section 9.2.   Fixed Charge Coverage Ratio........................................    55
            Section 9.3.   Minimum Net Worth Test.............................................    55

ARTICLE X - NEGATIVE COVENANTS................................................................    55
            Section 10.1.  Limitations on Debt................................................    55
            Section 10.2.  Limitations on Guaranty Obligations................................    56
            Section 10.3.  Limitations on Liens...............................................    56
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            Section 10.4.  Limitations on Loans, Advances, Investments and Acquisitions.......    57
            Section 10.5.  Limitations on Mergers and Liquidation.............................    59
            Section 10.6.  Limitations on Sale of Assets......................................    60
            Section 10.7.  Limitations on Dividends and Distributions.........................    60
            Section 10.8.  Limitations on Exchange and Issuance of Capital Stock..............    60
            Section 10.9.  Transactions with Affiliates.......................................    60
            Section 10.10. Certain Accounting Changes; Business Changes.......................    61
            Section 10.11. Restrictive Agreements.............................................    61

ARTICLE XI - DEFAULT AND REMEDIES.............................................................    61
            Section 11.1.  Events of Default..................................................    61
            Section 11.2.  Remedies...........................................................    64
            Section 11.3.  Rights and Remedies Cumulative; Non-Waiver, etc....................    64

ARTICLE XII - THE ADMINISTRATIVE AGENT........................................................    65
            Section 12.1.  Appointment; Rights and Duties of Co-Agents........................    65
            Section 12.2.  Delegation of Duties...............................................    65
            Section 12.3.  Exculpatory Provisions.............................................    65
            Section 12.4.  Reliance by the Administrative Agent...............................    66
            Section 12.5.  Notice of Default..................................................    66
            Section 12.6.  Non-Reliance on the Administrative Agent and Other Lenders.........    67
            Section 12.7.  Indemnification....................................................    67
            Section 12.8.  The Administrative Agent in Its Individual Capacity................    68
            Section 12.9.  Resignation of the Administrative Agent; Successor
                           Administrative Agent...............................................    68

ARTICLE XIII - MISCELLANEOUS..................................................................    68
            Section 13.1.  Notices............................................................    68
            Section 13.2.  Expenses; Indemnity................................................    70
            Section 13.3.  Set-off............................................................    70
            Section 13.4.  Governing Law......................................................    71
            Section 13.5.  Consent to Jurisdiction............................................    71
            Section 13.6.  Binding Arbitration; Waiver of Jury Trial..........................    72
            Section 13.7.  Reversal of Payments...............................................    73
            Section 13.8.  Injunctive Relief; Punitive Damages................................    73
            Section 13.9.  Accounting Matters.................................................    73
            Section 13.10. Successors and Assigns; Participations.............................    74
            Section 13.11. Rights and Duties Upon Assignment..................................    75
            Section 13.12. Register...........................................................    75
            Section 13.13. Issuance of New Notes..............................................    75
            Section 13.14. Participations.....................................................    76
            Section 13.15. Disclosure of Information; Confidentiality.........................    77
            Section 13.16. Certain Pledges or Assignments; Consents...........................    77
            Section 13.17. Performance of Duties..............................................    78
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            Section 13.18. All Powers Coupled with Interest...................................    78
            Section 13.19. Survival of Indemnities............................................    78
            Section 13.20. Titles and Captions................................................    78
            Section 13.21. Severability of Provisions.........................................    78
            Section 13.22. Counterparts.......................................................    78
            Section 13.23. Term of Agreement..................................................    78
            Section 13.25. Judgment Currency..................................................    79

     THIS CREDIT AGREEMENT (this "Agreement"), dated the 6th day of December, 1999, is made by and among Wilmar Industries, Inc., a New Jersey corporation ("Wilmar"), the Subsidiaries (as hereinafter defined) of Wilmar listed on
Schedule 1 hereto (including Wilmar, each individually a "Borrower" and collectively, the "Borrowers"), the Lenders who are or may become a party to this Agreement and are listed on Schedule 2 hereto, FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders, PNC BANK, NATIONAL ASSOCIATION, as Co-Agent for the Lenders and NATIONAL CITY BANK OF PENNSYLVANIA, as Co-Agent for the Lenders.

                              STATEMENT OF PURPOSE
                              --------------------

     The Borrowers have requested, and the Lenders have agreed, to extend certain credit facilities to the Borrowers on the terms and conditions of this Agreement in order for the Borrowers to finance the Acquisition, to refinance certain existing indebtedness, to fund working capital, and for general corporate purposes (including acquisitions).

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and intending to be legally bound hereby, such parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Section 1.1.  Definitions.  The following terms when used in this Agreement
                   -----------
shall have the meanings assigned to them below:

     "Acquisition" means the acquisition by Wilmar of one hundred percent (100%)
      -----------
of the stock of J.A. Sexauer, Inc. and Trayco of S.C., Inc. pursuant to the Purchase Agreement.

     "Administrative Agent" means First Union in its capacity as Administrative
      --------------------
Agent hereunder, and any successor thereto appointed pursuant to Section 12.9.

     "Administrative Agent's Office" means the office of the Administrative
      -----------------------------
Agent specified in or determined in accordance with the provisions of Section 13.1(c).

     "Affiliate"  means, with respect to any Person, any other Person (other
      ---------
than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term control means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Aggregate Revolving Commitment" means the aggregate amount of the Lenders'
      ------------------------------
Revolving Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Revolving Commitment shall be Thirty Million Dollars ($30,000,000).

     "Agreement" means this Credit Agreement including the schedules and
      ---------
exhibits attached hereto, as amended, restated or otherwise modified.

     "Applicable Law" means all applicable provisions of constitutions, laws,
      --------------
statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "Applicable Margin" shall have the meaning assigned thereto in Section
      -----------------
4.1(c).

     "Application" means an application, in the form specified by the Issuing
      -----------
Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

     "Assignment and Acceptance" shall have the meaning assigned thereto in
      -------------------------
Section 13.10.

     "Available Revolving Commitment" means, as to any Lender at any time, an
      ------------------------------
amount equal to (a) such Lender's Revolving Commitment less (b) such Lender's
                                                       ----
Extensions of Credit.

     "Base Rate" means, at any time, the higher of (a) the Prime Rate and (b)
      ---------
the sum of (i) the Federal Funds Rate plus (ii) 1/2 of 1%; each change in the
                                      ----
Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

     "Base Rate Loan" means any Loan bearing interest at a rate based upon the
      --------------
Base Rate as provided in Section 4.1(a).

     "Borrower" means individually, and "Borrowers" means collectively, Wilmar
      --------
Industries, Inc., a New Jersey corporation, and each of its Subsidiaries set forth on Schedule 1 hereto, each in its capacity as a borrower hereunder; provided that Inactive Subsidiaries shall not be required to be Borrowers hereunder.

     "Business Day" means (a) for all purposes other than as set forth in clause
      ------------
(b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Philadelphia, Pennsylvania and Charlotte, North Carolina are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

     "Capital Asset" means, with respect to Wilmar and its Subsidiaries, any
      -------------
asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of Wilmar and its Subsidiaries.

     "Capital Lease" means, with respect to Wilmar and its Subsidiaries, any
      -------------
lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of Wilmar and its Subsidiaries.

     "Change in Control" shall have the meaning assigned thereto in Section
      -----------------
11.1(i).

     "Closing Adjusted Net Worth" means eighty-five percent (85%) of Net Worth
      --------------------------
as of the end of the most recent fiscal quarter ended prior to the Closing Date.

     "Closing Date" means the date of this Agreement or such later Business Day
      ------------
upon which each condition described in Section 5.1 and Section 5.2 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

     "Co-Agent" means individually, and "Co-Agents" means collectively, each of
      --------                           ---------
PNC Bank, National Association and National City Bank of Pennsylvania in their capacity as a Co-Agent hereunder and any successor thereto.

     "Code" means the Internal Revenue Code of 1986, and the rules and
      ----
regulations thereunder, each as amended, supplemented or otherwise modified.

     "Collateral" means the Securities as defined in the Pledge Agreement.
      ----------

     "Commitment Percentage" means, as to any Lender at any time, the ratio of
      ---------------------
(a) the amount of the Revolving Commitment of such Lender to (b) the Aggregate Revolving Commitment of all of the Lenders.

     "Consolidated" means, when used with reference to financial statements or
      ------------
financial statement items of Wilmar and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

     "Credit Facility"  means the collective reference to the Revolving Credit
      ---------------
Facility, the Term Loan Facility and the L/C Facility.

     "Debt" means, with respect to Wilmar and its Subsidiaries at any date and
      ----
without duplication, the sum of the following calculated in accordance with
GAAP:  (a) all liabilities,
obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt secured by any Lien upon property or assets owned by such Person, notwithstanding that such Person has not assumed or become liable for the payment of such Debt, (e) all Guaranty Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person, (g) all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities of such Person and (h) all obligations incurred by any such Person pursuant to Hedging Agreements; but excluding trade and other accounts payable incurred in the ordinary course.

     "Default" means any of the events specified in Section 11.1 which with the
      -------
passage of time, the giving of notice or any other condition, would constitute an Event of Default.

     "Dollars or $" means, unless otherwise qualified, dollars in lawful
      ------------
currency of the United States.

     "EBITDA" means, for the most recent Rolling Period, the consolidated net
      ------
income of Wilmar and its Consolidated Subsidiaries for such period, plus Interest Expense, taxes, depreciation and amortization for such period, in each case as defined in accordance with GAAP and, if applicable, to the extent each has been deducted in determining net income. If for any Rolling Period, Wilmar shall have consummated an acquisition of a business, EBITDA shall be calculated on a pro forma basis as if the acquisition had taken place on the first day of such Rolling Period.

     "Eligible Assignee" means, with respect to any assignment of the rights,
      -----------------
interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (d) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (f) any other Person that has been approved in writing as an Eligible Assignee by the Borrowers and the Administrative Agent.

     "Employee Benefit Plan" means any employee benefit plan within the meaning
      ---------------------
of Section 3(3) of ERISA which (a) is maintained for employees of any Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

     "Environmental Laws" means any and all federal, state and local laws,
      ------------------
statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and the
      -----
rules and regulations thereunder, each as amended, supplemented or otherwise modified.

     "ERISA Affiliate" means any Person who together with any Borrower is
      ---------------
treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

     "Eurodollar Reserve Percentage" means, for any day, the percentage
      -----------------------------
(expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

     "Event of Default" means any of the events specified in Section 11.1,
      ----------------
provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

     "Existing Facility" means Wilmar's unsecured line of credit with First
      -----------------
Union in the maximum principal amount of Ten Million Dollars ($10,000,000).

     "Extensions of Credit" means, as to any Lender at any time, an amount equal
      --------------------
to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding and (c) such Lender's Commitment Percentage of the principal amount of the Swingline Loans then outstanding.

     "FDIC" means the Federal Deposit Insurance Corporation, or any successor
      ----
thereto.

     "Federal Funds Rate" means, the rate per annum (rounded upwards, if
      ------------------
necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the

Administrative Agent and confirmed in Federal Reserve Board Statistical Release
H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then Federal Funds Rate shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Philadelphia time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

     "First Union" means First Union National Bank, a national banking
      -----------
association, and its successors.

     "First Union Facility" means Wilmar's unsecured line of credit with First
      --------------------
Union for the issuance of documentary letters of credit in the maximum principal amount of Five Million Dollars ($5,000,000).

     "Fixed Charge Coverage Ratio" means, for the most recent Rolling Period for
      ---------------------------
Wilmar and its Consolidated Subsidiaries, the ratio of: (a) EBITDA plus rent expense paid to (b) Interest Expense, plus principal payments made on any Funded Debt, plus expenditures for Capital Assets, plus rent expense paid, in each case, during the Rolling Period ending as of the date of determination.

     "Fiscal Year" means the fiscal year of Wilmar and its Subsidiaries ending
      -----------
on December 31.

     "Foreign Subsidiary" means Sexauer, Ltd. and any additional Borrowers which
      ------------------
are formed in a jurisdiction other than the United States of America and which join this Agreement pursuant to Section 8.12 hereof.

     "Funded Debt" means, as of the date of determination, the aggregate
      -----------
principal amount of all indebtedness of Wilmar and its Consolidated Subsidiaries for: (i) borrowed money, other than trade indebtedness incurred in the normal and ordinary course of business for value received; (ii) installment purchase of real or personal property; (iii) obligations owing under Capital Leases; (iv) "synthetic" leases and other similar lease arrangements; and (v) guaranties of Funded Debt of others, without duplication.

     "Funded Debt to EBITDA Ratio" means, as of the date of determination, the
      ---------------------------
ratio of:  (a) Funded Debt to (b) EBITDA.

     "GAAP" means generally accepted accounting principles, as recognized by the
      ----
American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for Wilmar and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of Wilmar and its Subsidiaries.

     "Governmental Approvals" means all authorizations, consents, approvals,
      ----------------------
licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, state or political
      ----------------------
subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guaranty Obligation" means, with respect to Wilmar and its Subsidiaries,
      -------------------
without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include
       --------
endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Materials" means any substances or materials (a) which are or
      -------------------
become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Applicable Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Applicable Law, (d) the discharge or emission or release of which requires a permit or license under any Applicable Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedging Agreement" means any agreement with respect to an interest rate
      -----------------
swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Borrower, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

     "Inactive Subsidiary" means a direct or indirect Subsidiary of Wilmar
      -------------------
listed on Schedule 3 attached hereto.
          ----------

     "Interest Expense" means, for any period, total interest expense
      ----------------
(including, without limitation, interest expense attributable to capital leases) determined on a consolidated basis, without duplication, for Wilmar and its Subsidiaries in accordance with GAAP.

     "Interest Period" shall have the meaning assigned thereto in Section
      ---------------
4.1(b).

     "Issuing Lender" means First Union, in its capacity as issuer of any Letter
      --------------
of Credit, or any successor thereto.

     "L/C Commitment" means the lesser of (a) Ten Million Dollars ($10,000,000)
      --------------
and (b) the Aggregate Revolving Commitment.

     "L/C Facility" means the letter of credit facility established pursuant to
      ------------
Article III hereof.

     "L/C Obligations" means at any time, an amount equal to the sum of (a) the
      ---------------
aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

     "L/C Participants" means the collective reference to all the Lenders other
      ----------------
than the Issuing Lender.

     "Lender" means each Person executing this Agreement as a Lender set forth
      ------
on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10.

     "Lending Office" means, with respect to any Lender, the office of such
      --------------
Lender maintaining such Lender's Commitment Percentage of the Loans.

     "Letters of Credit" shall have the meaning assigned thereto in Section 3.1.
      -----------------

     "LIBOR" means the rate of interest per annum determined on the basis of the
      -----
rate for deposits in Dollars, in amounts substantially equal to the amount of the LIBOR Rate Loan to which such LIBOR Rate will apply, for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest one-hundredth of one percent (1/100%)). If, for any reason, such rate does not appear on Telerate Page 3750, then LIBOR shall be determined by the Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-hundredth of one percent (1/100%)) of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

     "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the
      ----------
next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:


     LIBOR Rate =                   LIBOR
                         ----------------------------
                      1.00-Eurodollar Reserve Percentage

     "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the
      ---------------
LIBOR Rate as provided in Section 4.1(a).

     "Lien" means, with respect to any asset, any mortgage,  lien pledge,
      ----
charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "Loans" means the collective reference to the Revolving Credit Loans, the
      -----
Term Loans and the Swingline Loans and  "Loan"  means any of such Loans.

     "Loan Documents" means, collectively, this Agreement, the Notes, the
      --------------
Applications, any Hedging Agreement with any Lender (which such Hedging Agreement is permitted or required hereunder), the Pledge Agreement, and each other document, instrument, certificate and agreement executed and delivered by Wilmar, its Subsidiaries or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

     "Material Adverse Effect" means, with respect to Wilmar or any of its
      -----------------------
Subsidiaries, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of Wilmar and its Subsidiaries taken as a whole or the ability of Wilmar and its Subsidiaries taken as a whole to perform their obligations under the Loan Documents.

     "Multiemployer Plan" means a  multiemployer plan  as defined in Section
      ------------------
4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

     "Net Cash Proceeds" means, as applicable, (a) with respect to any sale or
      -----------------
other disposition of assets, the gross cash proceeds received by Wilmar or any of its Subsidiaries from such sale less the sum of (i) all income taxes and other taxes assessed by a
          ----
Governmental Authority as a result of such sale and any other fees and expenses incurred in connection therewith and (ii) the principal amount of, premium, if any, and interest on any Debt secured by a Lien on the asset (or a portion thereof) sold, which Debt (other than the Loans) is required to be repaid in connection with such sale, and (b) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by Wilmar or its Subsidiaries from an insurance company or Governmental Authority, as applicable, net of all expenses of collection.

     "Net Worth" means, as of any date of determination, Wilmar and its
      ---------
Consolidated Subsidiaries' total assets less its total liabilities.

     "Notes" means the collective reference to the Revolving Credit Notes, the
      -----
Term Loan Notes and the Swingline Notes and "Note" means any of such Notes.

     "Notice of Account Designation" shall have the meaning assigned thereto in
      -----------------------------
Section 2.4(d).

     "Notice of Borrowing" shall have the meaning assigned thereto in Section
      -------------------
2.4(a).

     "Notice of Conversion/Continuation" shall have the meaning assigned thereto
      ---------------------------------
in Section 4.2.

     "Notice of Prepayment" shall have the meaning assigned thereto in Section
      --------------------
2.5(d).

     "Obligations" means, in each case, whether now in existence or hereafter
      -----------
arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by the Borrowers to any Lender or the Administrative Agent under any Hedging Agreement with any Lender or Affiliate thereof (which such Hedging Agreement is permitted or required hereunder), and (d) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrowers to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, in each case under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents.

     "Officer's Compliance Certificate" shall have the meaning assigned thereto
      --------------------------------
in Section 7.2.

     "Other Taxes" shall have the meaning assigned thereto in Section 4.11(b).
      -----------

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor
      ----
agency.

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer
      ------------
Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for employees of any Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of any Borrower or any of their current or former ERISA Affiliates.

     "Person" means an individual, corporation, limited liability company,
      ------
partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

     "Pledge Agreement" means the Pledge Agreement required to be executed and
      ----------------
delivered by Borrowers pursuant to Section 5.2(a) hereof, in form and substance acceptable to Administrative Agent, as it may be amended or modified from time to time, or joined pursuant to Paragraph 8.12 hereof.

     "Prime Rate" means, at any time, the rate of interest per annum publicly
      ----------
announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "Purchase Agreement" means the Stock Purchase Agreement dated November 15,
      ------------------
1999 by and between Wilmar and the Dyson-Kissner-Moran Corporation, as amended by _________.

     "Register" shall have the meaning assigned thereto in Section 13.10(d).
      --------

     "Reimbursement Obligation" means the obligation of the Borrowers to
      ------------------------
reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

     "Required Lenders" means, at any date, any combination of holders of at
      ----------------
least fifty-one percent (51%) of the aggregate outstanding Extensions of Credit, or if no amounts are outstanding under the Notes, any combination of Lenders whose Commitment Percentages aggregate at least fifty-one percent (51%).

     "Responsible Officer" means any of the following: the chief executive
      -------------------
officer, chief financial officer or treasurer of Wilmar or any Subsidiary, as applicable, or any other officer of Wilmar or any Subsidiary, as applicable, reasonably acceptable to the Administrative Agent.

     "Revolving Commitment" means, as to any Lender, the obligation of such
      --------------------
Lender to make Revolving Credit Loans to, to make or participate in Swingline Loans to, and issue or participate in Letters of Credit issued for the account of the Borrowers hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on

Schedule 2 hereto, as the same may be reduced or modified at any time or from
----------
time to time pursuant to the terms hereof.

     "Revolving Credit Facility" means the revolving credit facility established
      -------------------------
pursuant to Article II hereof.

     "Revolving Credit Loans" means any revolving loan made to the Borrowers
      ----------------------
pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

     "Revolving Credit Notes" means the collective reference to the Revolving
      ----------------------
Credit Notes made by the Borrowers payable to the order of each Lender, substantially in the form of Exhibit A-1 hereto, evidencing the Revolving Credit
                             -----------
Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; Revolving Credit Note means any of such Revolving Credit Notes.

     "Revolving Credit Termination Date" means the earliest of the dates
      ---------------------------------
referred to in Section 2.8(a).

     "Rolling Period" means, as of any date, the most recent four (4)
      --------------
consecutive fiscal quarters of Wilmar and its Consolidated Subsidiaries completed on or before such date

     "Security Documents" means the collective reference to the Pledge Agreement
      ------------------
and each other agreement or writing pursuant to which Wilmar or any Subsidiary thereof purports to pledge or grant a security interest in any property or assets securing the Obligations or any such Person purports to guaranty the payment and/or performance of the Obligations.

     "Solvent" means, as to any Borrower on a particular date, that any such
      -------
Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

     "Subsidiary" means as to any Person, any corporation, partnership, limited
      ----------
liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to Subsidiary or Subsidiaries herein shall refer to those of the Borrower.

     "Sweep Plus Cash Management Arrangement" means the cashpivot cash
      --------------------------------------
management arrangement between Borrowers and First Union for First Union to provide cash management services to Borrowers.

     "Swingline Commitment" means the obligation of the Swingline Lender to make
      --------------------
Swingline Loans to Borrowers in a maximum principal amount not exceeding at any time the amount set forth opposite the Swingline Lender's name on Schedule 2 hereto as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Swingline Commitment shall be Five Million Dollars ($5,000,000).

     "Swingline Lender" means First Union in its capacity as swingline lender
      ----------------
hereunder.

     "Swingline Loan" means any swingline loan made by the Swingline Lender to
      --------------
the Borrowers pursuant to Section 2.3, and all such swingline loans collectively as the context requires.

     "Swingline Note" means the Swingline Note made by the Borrowers payable to
      --------------
the order of the Swingline Lender, substantially in the form of Exhibit A-3
                                                                -----------
hereto, evidencing the Swingline Loans, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

     "Swingline Termination Date" means the first to occur of (a) the
      --------------------------
resignation of First Union as Administrative Agent in accordance with Section
12.9 or (b) the Revolving Credit Termination Date.

     "Taxes" shall have the meaning assigned thereto in Section 4.11(a).
      -----

     "Term Loan" means any term loan made to the Borrowers pursuant to Section
      ---------
2.2, and all such term loans collectively as the context requires.

     "Term Loan Commitment" means, as to any Lender, the obligation of such
      --------------------
Lender to make a Term Loan to Borrowers in an original principal amount equal to the amount set forth opposite such Lender's name on Schedule 2 hereto as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the aggregate amount of all the Lenders' Term Loan Commitments shall be Fifty-Five Million Dollars ($55,000,000).

     "Term Loan Facility" means the term loan facility established pursuant to
      ------------------
Article II hereof.

     "Term Loan Note" means the collective reference to the Term Loan Notes made
      --------------
by the Borrowers payable to the order of each Lender, substantially in the form of Exhibit A-2 hereto, evidencing the Term Loan Facility, and any amendments and
   -----------
modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Term Loan Note" means any of such Term Loan Notes.

     "Term Loan Termination Date" means the earliest of:  (a) December 6, 2004;
      --------------------------
(b) the date of payment in full by Borrowers of all Obligations under the Term Loan Facility; or (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a).

     "Termination Event" means:  (a) a Reportable Event described in Section
      -----------------
4043 of ERISA, or (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a substantial employer as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to
Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

     "Uniform Customs" the Uniform Customs and Practice for Documentary Credits
      ---------------
(1994 Revision), International Chamber of Commerce Publication No. 500.

     "UCC" means the Uniform Commercial Code as in effect in the Commonwealth of
      ---
Pennsylvania from time to time.

     "United States" means the United States of America.
      -------------

     "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares
      ------------
of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by Wilmar and/or one or more of its Wholly-Owned Subsidiaries.

     Section 1.2.  General.  Unless otherwise specified, a reference in this
                   -------
Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Philadelphia time" shall refer to the applicable time of day in Philadelphia, Pennsylvania.

     Section 1.3.  Other Definitions and Provisions.
                   --------------------------------

                   (1)   Use of Capitalized Terms. Unless otherwise defined
                         ------------------------
therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

                   (2)   Miscellaneous. The words hereof, herein and hereunder
                         -------------
and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                  ARTICLE II

                               CREDIT FACILITIES
                               -----------------

     Section 1.4.  Revolving Credit Loans.  Subject to the terms and conditions
                   ----------------------
of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrowers from time to time from the Closing Date through the Revolving Credit Termination Date as requested by the Borrowers in accordance with the terms of Section 2.4; provided, that (a) the aggregate principal amount of all
                      --------
outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Aggregate Revolving Commitment less the sum of all
                                                    ----
outstanding Swingline Loans and L/C Obligations and (b) the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrowers shall not at any time exceed such Lender's Revolving Commitment as set forth on Schedule 2
                                                                   ----------
hereto less such Lender's Commitment Percentage of outstanding L/C Obligations
       ----
and Swingline Loans (if any). Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Termination Date.

     Section 1.5.  Term Loans.  Subject to the terms and conditions of this
                   ----------
Agreement, each Lender severally agrees to make a Term Loan to the Borrowers on the Closing Date in the original principal amount of its Term Loan Commitment.

     Section 1.6.  Swingline Loans.
                   ---------------

                   (1) Availability. Subject to the terms and conditions of this
                       ------------
Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time from the Closing Date through, but not including, the Swingline Termination Date; provided, that the aggregate principal amount of all
                            --------
outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (i) the Aggregate Revolving Commitment less the sum of all outstanding Revolving Credit Loans and the L/C Obligations and (ii) the Swingline Commitment.

                   (2) Repayment.    Unless otherwise agreed in writing, the
                       ---------
Borrowers shall repay the outstanding principal amount of each Swingline Loan on the earlier to occur of: (i) the Swingline Termination Date or (ii) demand.

                   (3) Refunding.
                       ---------

                        (1) Swingline Loans shall be refunded by the Lenders on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. (Philadelphia time) on the next succeeding Business Day after such demand is made. No Lender's obligation to fund its respective Commitment Percentage of a Swingline Loan shall be affected by any other Lender's failure to fund its Commitment Percentage of a Swingline Loan, nor shall any Lender's Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Commitment Percentage.

                        (2) The Borrowers shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrowers hereby authorize the Administrative Agent to charge any account maintained with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by on or behalf of the Borrowers from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders that have not reimbursed the Swingline Lender pursuant to clause (i) above in accordance with their respective ratable share (unless the amounts so recovered by or on behalf of the Borrowers pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received actual notice and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

                        (3) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this
Section 2.3 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article V. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.3, one of the events described in Section 11.1(i) or (j) shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made pursuant to Section 2.3(c) hereof, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation. Whenever, at any time after the Swingline Lender has received from any Lender such Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

     Section 1.7.  Procedure for Advances of Revolving Credit
                   Loans, Swingline Loans and Term Loans.
                   --------------------------------------

                   (1)  Requests for Borrowing.  The Borrowers shall give the
                        ----------------------
Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than 11:00 a.m.
          ---------
(Philadelphia time) (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be in an amount equal to the amount of the Aggregate Revolving Commitment then available to the Borrowers, or if less, (x) with respect to Base Rate Loans, in an aggregate principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof, (y) with respect to LIBOR Rate Loans, in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof, and
(z) with respect to Swingline Loans, $1, (C) whether the Loans are to be LIBOR Rate Loans or Base Rate Loans or, if a combination thereof, the amount allocated to each and (D) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (Philadelphia time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

                   (2) Automatic Swingline Loan Borrowing.  Whenever the
                       ----------------------------------
Borrowers desire a Swingline Loan advance hereunder, the Borrowers shall give written notice (or telephone notice promptly confirmed in writing) to the Swingline Lender not later than 11:00 a.m. (Philadelphia time) on the Business Day of the requested Swingline Loan advance; provided, however, that in lieu of any advance procedure otherwise set forth in this Section 2.4, Borrowers may automatically request Swingline Loans pursuant to the Sweep Plus Cash Management Arrangement for so long as such service is made available by the Swingline Lender. Each such notice shall be irrevocable, shall constitute a reaffirmation of the accuracy of the representations and warranties as of such date (except where such representation and warranty is expressly stated as of a specific date) and of the absence of any Default or Event of Default and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested.

                   (3) Authority of Wilmar.  Each of the Borrowers hereby
                       -------------------
irrevocably authorizes and requests that Wilmar execute all Notices of Borrowing, make all elections as to interest rates and take any other actions required of or permitted by the Borrowers under this Agreement, on its respective behalf, in each case, with the same force and effect as if such Borrower had executed such Notice of Borrowing, made such election or taken such other action itself. Any request, application, or other communication by Wilmar may be relied on by the Administrative Agent and the Lenders, and any communication by the Administrative Agent and Lenders shall be made to Wilmar, and shall be binding on each Borrower, jointly and severally, as fully as if such request, application or other communication were made directly by or to each such Borrower.

                   (4) Disbursement of Revolving Credit Loans, Swingline Loans
                       -------------------------------------------------------
and Term Loans. Not later than 2:00 p.m. (Philadelphia time) on the proposed
--------------
borrowing date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Revolving Credit Loans and Term Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent for the account of the Borrowers, at the Administrative Agent's Office in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.4 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrowers identified in the most recent notice substantially in the form of Exhibit C
                                                                  ---------
hereto (a "Notice of Account Designation") delivered by the Borrowers to the Administrative Agent or may be otherwise agreed upon by the Borrowers and the Administrative Agent from time to time. Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.4 to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.3(c) hereof.

     Section 1.8.  Repayment of Loans.
                   ------------------

                   (1) Repayment of Revolving Credit Loans and Swingline Loans.
                       -------------------------------------------------------
The Borrowers shall repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Termination Date, and (ii) all Swingline Loans on demand or otherwise in accordance with Section 2.3(b), together, in each case, with all accrued but unpaid interest thereon and fees and expenses.

                   (2) Repayment of Term Loans.  Borrowers shall make
                       -----------------------
repayments of the principal amount outstanding under the Term Loans in twenty
(20) consecutive quarterly principal installments commencing on March 31, 2000 on the following dates and in the following amounts:




                  Payment Date                      Amount
                  ------------                      ------

                  March 31, 2000                $1,375,000
                  June 30, 2000                 $1,375,000
                  September 30, 2000            $1,375,000
                  December 31, 2000             $1,375,000
                  March 31, 2001                $2,062,500
                  June 30, 2001                 $2,062,500
                  September 30, 2001            $2,062,500
                  December 31, 2001             $2,062,500
                  March 31, 2002                $2,750,000
                  June 30, 2002                 $2,750,000
                  September 30, 2002            $2,750,000
                  December 31, 2002             $2,750,000
                  March 31, 2003                $3,437,500
                  June 30, 2003                 $3,437,500
                  September 30, 2003            $3,437,500
                  December 31, 2003             $3,437,500
                  March 31, 2004                $4,125,000
                  June 30, 2004                 $4,125,000
                  September 30, 2004            $4,125,000
                  December 31, 2004             $4,125,000

Borrowers shall repay in full all amounts outstanding under the Term Loans, together with accrued interest and fees, on the Term Loan Termination Date.

                   (3)  Mandatory Repayments.
                        --------------------

                        (1) If at any time the outstanding principal amount of all Revolving Credit Loans exceeds the Aggregate Revolving Commitment less the
                                                                      ----
sum of all outstanding Swingline Loans and L/C Obligations, the Borrowers shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Revolving Credit Loans and Swingline Loans, and furnish cash collateral reasonably satisfactory to the Administrative Agent and/or repay the L/C Obligations, in an amount equal to such excess with each such repayment applied first to the principal amount of
                                             -----
outstanding Swingline Loans, second to the principal amount of the L/C
                             ------
Obligations and third to the principal amount of outstanding Revolving Credit
                -----
Loans. Such cash collateral shall be applied in accordance with Section 11.2(b). Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

                        (2) Borrowers shall make a prepayment/repayment of the Loans in the amount of the Net Cash Proceeds received by any Borrower (and not reinvested in the business of Borrowers within one hundred eighty (180) days of the receipt thereof) from: (A) all sales, transfers or other dispositions of assets (not in the ordinary course of business) ("asset sales"); provided however that Borrowers need not make a prepayment of the first $3,000,000 of aggregate Net Cash Proceeds of asset sales they receive during any fiscal year and (B) all insurance proceeds in excess of $3,000,000 received in any fiscal year. The mandatory prepayments set forth in this Section 2.5(c)(ii) shall be applied first to reduce the remaining amortization payments on the Term Loans in inverse order of maturity, and second to reduce principal amounts outstanding under the Revolving Credit Loans.

                        (4) Optional Repayments.  The Borrowers may at any time
                            -------------------
and from time to time repay the Loans, in whole or in part, upon at least three
(3) Business Days irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans and Swingline Loans, in the form attached hereto as Exhibit D (a
                                                                    ---------
"Notice of Prepayment") specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $250,000 in excess thereof with respect to Base Rate Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans and $1 with respect to Swingline Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

                   (5) Limitation on Repayment of LIBOR Rate Loans.  The
                       -------------------------------------------
Borrowers may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

     Section 1.9.  Notes.
                   -----

                   (1) Revolving Credit Notes.  Each Lender's Revolving Credit
                       ----------------------
Loans and the obligation of the Borrowers to repay such Revolving Credit Loans shall be evidenced by a separate Revolving Credit Note executed by the Borrowers payable to each Lender representing the Borrowers' obligation to pay such Lender's Revolving Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made and to be made by such Lender to the Borrowers hereunder, plus interest and all other fees, charges and other amounts
                     ----
due thereon. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

                   (2) Term Loan Notes.  The Term Loans and the obligations of
                       ---------------
the Borrowers to repay such Term Loans shall be evidenced by a separate Term Loan Note executed by the Borrowers payable to each Lender representing the Borrowers' obligation to pay such Lender's Term Loan Commitment or, if less, the aggregate unpaid principal amount of all Term Loans made by such Lender to the Borrowers hereunder, plus interest on such principal amounts and all other fees,
                     ----
charges and other amounts due thereon. Each Term Loan Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

                   (3) Swingline Notes. The Swingline Loans and the obligations
                       ---------------
of the Borrowers to repay such Swingline Loans shall be evidenced by a Swingline Note executed by the Borrowers payable to the order of the Swingline Lender representing the Borrowers' obligation to pay the Swingline Lender's Swingline Commitment or, if less, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrowers hereunder, plus interest on
                                                               ----
such principal amounts and all other fees, charges and other amounts due thereon. The Swingline Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

     Section 1.10. Permanent Reduction of the Aggregate Revolving Commitment.
                   ---------------------------------------------------------

                   (1) Voluntary Reduction.  The Borrowers shall have the
                       -------------------
right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the Aggregate

Revolving Commitment at any time or (ii) portions of the Aggregate Revolving Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof.

                   (2) Payment.  Each permanent reduction permitted pursuant
                       -------
to this Section 2.7 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Extensions of Credit of the Lenders after such reduction to the Aggregate Revolving Commitment as so reduced and if the Aggregate Revolving Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrowers shall be required to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Any reduction of the Aggregate Revolving Commitment to zero shall be accompanied by payment of all outstanding Obligations under the Revolving Credit Facility (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Aggregate Revolving Commitment and Revolving Credit Facility. Such cash collateral shall be applied in accordance with Section 11.2(b). If the reduction of the Aggregate Revolving Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to
Section 4.9 hereof.

     Section 1.11. Termination of Credit Facilities.
                   --------------------------------

                   (1) The Revolving Credit Facility shall terminate on the earliest of(a) December 6, 2004, (b) the date of termination by the Borrowers pursuant to Section 2.7(a), and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a).

                   (2) The Swingline Commitment shall terminate on the Swingline Termination Date.

                   (3) In addition to the mandatory repayments required pursuant to Section 2.5(b) hereof, the Term Loan Facility shall terminate on the Term Loan Termination Date.

     Section 1.12. Use of Proceeds.  The Borrowers shall use the proceeds of
                   ---------------
the Extensions of Credit (a) to refinance the Existing Facility, (b) to finance the Acquisition, and (c) for the working capital and general corporate requirements of Wilmar and its Subsidiaries, including additional acquisitions and the payment of certain fees and expenses incurred in connection with the transactions.

     Section 1.13. Joint and Several Obligations.  The obligations of Borrowers
                   -----------------------------
hereunder are and shall be joint and several; provided, however, that,
                                              --------  -------
notwithstanding anything herein to the contrary, the aggregate liability under this Agreement of a Foreign Subsidiary which is a

Borrower shall be limited at all times to the outstanding balance of all funds advanced to such Foreign Subsidiary by Lenders hereunder or by Wilmar or another Borrower, and interest, fees and expenses associated therewith.

                                  ARTICLE III

                           LETTER OF CREDIT FACILITY
                           -------------------------

     Section 1.14.  L/C Commitment.  Subject to the terms and conditions hereof,
                    --------------
the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrowers on any Business Day from the Closing Date through but not including the Revolving Credit Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that
                                                                 --------
the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the Available Revolving Commitment of any Lender would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $1,000,000, (ii) be a standby letter of credit issued to support obligations of Wilmar or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date satisfactory to the Issuing Lender, which date shall be no later than the earlier of: (a) one year from the date of issuance or (b) the Revolving Credit Termination Date and (iv) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the Commonwealth of Pennsylvania. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to issue and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

     Section 1.15.  Procedure for Issuance of Letters of Credit.  The Borrowers
                    -------------------------------------------
may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrowers. The Issuing Lender shall promptly furnish to the Borrowers a copy of such Letter of Credit and promptly notify each Lender of the issuance and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender's L/C participation therein.

     Section 1.16.  Commissions and Other Charges.
                    -----------------------------

                    (1) The Borrowers shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit in an amount equal to the Applicable Margin for LIBOR Rate Loans on the date of issuance of such Letter of Credit on a per annum basis multiplied by the face amount of such Letter of Credit as then in effect. Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Credit Termination Date.

                    (2) In addition to the foregoing fee, the Borrowers shall pay the Issuing Lender a fronting fee of one-eighth of one percent (_%) per annum on the face amount of each Letter of Credit as then in effect, payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Credit Termination Date.

                    (3) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees received by the Administrative Agent in accordance with their respective Commitment Percentages.

                    (4) The Borrowers shall pay to the Issuing Lender upon request all normal costs of expenses of the Issuing Letter in connection with the issuance, transfer or other administration of any Letter of Credit.

     Section 1.17.  L/C Participations.
                    ------------------

                    (1) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                    (2) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average
                                                -----
Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction
                                                        -----
the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section 3.4(b) shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Philadelphia time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Philadelphia time) on any Business Day, such payment shall be due on the following Business Day.

                    (3)  Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, or any payment of interest on account thereof), the Issuing Lender will distribute to such L/C Participant its pro
                                                                         ---
rata share thereof; provided, that in the event that any such payment received
----                --------
by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

     Section 1.18.  Reimbursement Obligation of the Borrowers.  The Borrowers
                    -----------------------------------------
agree to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrowers of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this Article III from the date such amounts are paid under the Letter of Credit (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If the Borrowers fail to timely reimburse the Issuing Lender on the date the Borrowers receive the notice referred to in this Section 3.5, the Borrowers shall be deemed to have timely given a Notice of Borrowing hereunder to the Administrative Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to the amount of such drawing and, regardless of whether or not the conditions precedent specified in Article V have been satisfied, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses.

     Section 1.19.  Obligations Absolute.  The Borrowers' obligations under this
                    --------------------
Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrowers also agree with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrowers' Reimbursement Obligation under
Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrowers agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender to the Borrowers. The responsibility of the Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit. In furtherance and not in limitation of the foregoing, Administrative Agent may accept facially conforming documents without responsibility for further investigation, regardless of any notice or information to the contrary.

     Section 1.20.  Effect of Application.  To the extent that any provision of
                    ---------------------
any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

                                  ARTICLE IV

                            GENERAL LOAN PROVISIONS
                            -----------------------

     Section 1.21.  Interest.
                    --------

                    (1)  Interest Rate Options.  Subject to the provisions of
                         ---------------------
this Section 4.1, at the election of the Borrowers, the aggregate principal balance of (i) the Revolving Credit Notes or any portion thereof and the Term Loans or any portion thereof shall bear interest at (A) the Base Rate plus the "Applicable Margin" as set forth in Section 4.1(c) or (B) the LIBOR Rate plus
                                                                         ----
the Applicable Margin as set forth in Section 4.1(c); provided that the LIBOR
                                                      --------
Rate shall not be available until three (3) Business Days after the Closing Date and (ii) any Swingline Loan shall bear interest at the Base Rate plus the
                                                                 ----
Applicable Margin as set forth in Section 4.1(c). The Borrowers shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 2.4 or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan," each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan." Any Loan or any portion thereof as to which the Borrowers have not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

                    (2)  Interest Periods.  In connection with each LIBOR Rate
                         ----------------
Loan, the Borrowers, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an Interest Period ) to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three
(3), or six (6) months with respect to each LIBOR Rate Loan; provided that:
                                                             --------

                         (1)  the Interest Period shall commence on the date of
advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                         (2)  if any Interest Period would otherwise expire on a
day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a
                         --------
LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                         (3)  any Interest Period with respect to a LIBOR Rate
Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

                         (4)  no Interest Period shall extend beyond the
Revolving Credit Termination Date; and

                         (5)  there shall be no more than six (6) Interest
Periods outstanding at any time.

                    (3)  Applicable Margin.  The Applicable Margin provided for
                         -----------------
in Section 4.1(a) with respect to the Loans (the "Applicable Margin") shall (i) on the Closing Date and through three (3) Business Days after receipt by Administrative Agent of the Borrowers' June 30, 2000 financial statements, equal the percentages set forth in Level II for the chart below and (ii) for each fiscal quarter thereafter be determined by reference to Wilmar and its Subsidiaries' ratio of Funded Debt to EBITDA as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:

               Ratio of Funded Debt to                                Applicable Base      Applicable
     Level            EBITDA                                            Rate Margin       LIBOR Margin
     -----            ------                                            -----------       ------------
      I           more than or equal to 2.50                               .25%              2.00%
      II          more than or equal to 2.00 and less than 2.50              0%              1.75%
      III         more than or equal to 1.50 and less than 2.00              0%              1.50%
      IV          less than 1.50                                             0%              1.25

Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent on the third (3rd) Business Day after receipt by the Administrative Agent of quarterly financial statements for Wilmar and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the ratio of Funded Debt to EBITDA of Wilmar and its Subsidiaries as of the most recent fiscal quarter end. Subject to Section 4.1(d), in the event the Borrowers fail to deliver such financial statements and certificate within the time required by Section 7.1 hereof, the Applicable Margin shall be the highest Applicable Margin set forth above until the delivery of such financial statements and certificate.

                    (4) Default Rate. Subject to Section 11.3, at the discretion
                        ------------
of the Administrative Agent and Required Lenders, upon the occurrence and during the continuance of an Event of Default, (i) the Borrowers shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans, as applicable, until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes at the rates set forth above after the filing by or against the Borrowers of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, as well as before and after any judgment.

                    (5)  Interest Payment and Computation.  Interest on each
                         --------------------------------
Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing December 31, 1999; and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. Interest on LIBOR Rate Loans and all fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and interest on Base Rate Loans shall be computed on the basis of a 365/66-day year and assessed for the actual number of days elapsed.

                    (6)  Maximum Rate. In no contingency or event whatsoever
                         ------------
shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrowers any interest received by Lenders in excess of the maximum lawful rate or (ii) shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

     Section 1.22.  Notice and Manner of Conversion or Continuation of Loans.
                    --------------------------------------------------------
Provided that no Event of Default has occurred and is then continuing, the Borrowers shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of its outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $3,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $250,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrowers desire to convert or continue Loans as provided above, the Borrowers shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a "Notice of Conversion/Continuation")
                               ---------
not later than 11:00 a.m. (Philadelphia time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

     Section 1.23.  Fees.
                    ----

                    (1)  Commitment Fee. The Borrowers shall pay to the
                         --------------
Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum on the average daily unused portion of the Aggregate Revolving Commitment, such fee: (i) on the Closing Date and through three Business Days after receipt by Administrative Agent of the Borrowers' June 30, 2000 financial statements, to equal the commitment fee set forth in Level II for the chart below and (ii) for each fiscal quarter thereafter, to be determined by reference to Wilmar and its Subsidiaries' ratio of Funded Debt to EBITDA as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:

               Ratio of Funded Debt to                                Commitment
     Level            EBITDA                                             Fee
     -----            ------                                             ---
      I           more than or equal to 2.50                             .50%
      II          more than or equal to 2.00 and less than 2.50         .375%
      III         more than or equal to 1.50 and less than 2.00         .300%
      IV          less than 1.50                                         .25%

     Adjustments, if any, in the commitment fee shall be made by the Administrative Agent on the third (3rd) Business Day after receipt by the Administrative Agent of quarterly financial statements for Wilmar and its Subsidiaries as of the most recent fiscal quarter end. In the event the Borrowers fail to deliver such financial statements and certificate within the time required by Section 7.1 hereof, the commitment fee shall be the highest commitment fee set forth above until the delivery of such financial statements and certificate. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing December 31, 1999, and on the Revolving Credit Termination Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages. The
--- ----
amount of outstanding Swingline Loans shall not be considered usage of the Aggregate Revolving Commitment for purposes of calculating such commitment fee.

                    (2)  Administrative Agent's and Other Fees. In order to
                         -------------------------------------
compensate the Administrative Agent for structuring and syndicating the Loans and for its obligations hereunder, the Borrowers agree to pay to the Administrative Agent, for its account, the fees set forth in the separate fee letter agreement executed by the Borrowers and the Administrative Agent dated November 1, 1999.

     Section 1.24.  Manner of Payment.  Each payment by the Borrowers on account
                    -----------------
of the principal of or interest on the Loans or of any fee, commission or other amounts (including the

Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Philadelphia time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages
             --- ----
(except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Philadelphia time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Philadelphia time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such
                     --- ----
Lender's Commitment Percentage (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Issuing Lender's fees or L/C Participants commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.8, 4.9, 4.10, 4.11 or 13.2 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 4.1(b)(ii) in any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

     Section 1.25.  Credit of Payments and Proceeds.  In the event that the
                    -------------------------------
Borrowers shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrowers hereunder, then to all indemnity obligations then due and payable by the Borrowers hereunder, then to all Administrative Agent's and Issuing Lender's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Swingline Note to the Swingline Lender, then to the principal amount outstanding under the Swingline Note to the Swingline Lender, then to accrued and unpaid interest on the Term Loans, then to the remaining amortization payments on the Term Loans in inverse order of maturity, then to accrued and unpaid interest on the Revolving Credit Notes, the Reimbursement Obligation and any termination payments due in respect of a Hedging Agreement with any Lender (which such Hedging Agreement is permitted or required hereunder) (pro rata in
                                                                   --- ----
accordance with all such amounts due), then to the principal amount of the Revolving Credit Notes and Reimbursement Obligation (pro rata in accordance with
                                                     --- ----
all such amounts due) and then to the cash collateral account described in
Section 11.2(b) hereof to the extent of any L/C Obligations then outstanding, in that order.

     Section 1.26.  Adjustments.  If any Lender (a "Benefitted Lender") shall at
                    -----------                     -----------------
any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     Section 1.27.  Nature of Obligations of Lenders Regarding Extensions of
                    --------------------------------------------------------
Credit; Assumption by the Administrative Agent.  The obligations of the Lenders
----------------------------------------------
under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.4(d) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of
(a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate during such period as
        -----
determined by the Administrative Agent, times (c) a fraction the numerator of
                                        -----
which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrowers. The failure of any

Lender to make available its Commitment Percentage of any Loan requested by the Borrowers shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

     Section 1.28.  Changed Circumstances.
                    ---------------------

                    (1)  Circumstances Affecting LIBOR Rate Availability. If
                         -----------------------------------------------
with respect to any Interest Period the Administrative Agent or any Lender (after consultation with Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in Eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrowers. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loans together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

                    (2)  Laws Affecting LIBOR Rate Availability.  If, after
                         --------------------------------------
the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrowers and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrowers may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

          (3) Increased Costs.  If, after the date hereof, the introduction of,
              ---------------
or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Authority, central bank or comparable agency:

              (1) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

              (2) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrowers of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrowers of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.8(c); provided, that the Administrative Agent shall incur no
                        --------
liability whatsoever to the Lenders or the Borrowers in the event it fails to do so. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. Lenders shall determine the applicability of, and the amount due under, this Section 4.8 consistent with the manner in which they apply similar provisions and calculate similar amounts payable to them by other borrowers having in their credit agreements provisions comparable to this Section 4.8.

     Section 1.29.  Indemnity.  The Borrowers hereby indemnify each of the
                    ---------
Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrowers to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrowers to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

     Section 1.30.  Capital Requirements.  If either (a) the introduction of, or
                    --------------------
any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Revolving Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes. Lenders shall determine the applicability of, and the amount due under, this Section 4.10 consistent with the manner in which they apply similar provisions and calculate similar amounts payable to them by other borrowers having in their credit agreements provisions comparable to this
Section 4.10.

     Section 1.31.  Taxes.
                    -----

                    (1) Payments Free and Clear.  Any and all payments by the
                        -----------------------
Borrowers hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each

Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as Taxes ). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrowers shall make such deductions, (C) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrowers shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.11(d).

          (2)  Stamp and Other Taxes.  In addition, the Borrowers shall pay any
               ---------------------
present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

          (3)  Indemnity.  The Borrowers shall indemnify each Lender and the
               ---------
Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

          (4)  Evidence of Payment.  Within thirty (30) days after the date of
               -------------------
any payment of Taxes or Other Taxes, the Borrowers shall furnish to the Administrative Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

          (5)  Delivery of Tax Forms.  Each Lender organized under the laws of a
               ---------------------
jurisdiction other than the United States or any state thereof shall deliver to the Borrowers, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrowers, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrowers and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

                    (6) Survival.  Without prejudice to the survival of any
                        --------
other agreement of the Borrower hereunder, the agreements and obligations of the Borrowers contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Revolving Commitments.

     Section 1.32.  Security.  The Obligations of the Borrowers shall be secured
                    --------
as provided in the Security Documents.

                                   ARTICLE V

                 CLOSING; CONDITIONS OF CLOSING AND BORROWING
                 --------------------------------------------

     Section 1.33.  Closing.  The closing shall take place at the offices of
                    -------
Pepper Hamilton LLP on December 6, 1999, or on such other date as the parties hereto shall mutually agree.

     Section 1.34.  Conditions to Closing and Initial Extensions of Credit.  The
                    ------------------------------------------------------
obligation of the Lenders to close this Agreement and to make the initial Loan or issue the initial Letter of Credit is subject to the satisfaction of each of the following conditions:

                    (1) Executed Loan Documents.  This Agreement, the Revolving
                        -----------------------
Credit Notes, the Term Loan Notes, the Swingline Note and the Pledge Agreement shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrowers shall have delivered original counterparts thereof to the Administrative Agent.

               (2)  Closing Certificates; etc.
                    --------------------------

                    (1) Officer's Certificate of the Borrowers.  The
                        --------------------------------------
Administrative Agent shall have received a certificate from a Responsible Officer, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrowers are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrowers have satisfied each of the closing conditions.

                    (2) Certificate of Secretary of each Borrower.  The
                        -----------------------------------------
Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Borrower certifying as to the incumbency and genuineness of the signature of each officer of such Borrower executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation of such Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (B) the bylaws of such Borrower as in effect on the date of such certifications and (C) resolutions duly adopted by the Board of Directors of such Borrower authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party.

                    (3) Certificates of Good Standing.  The Administrative Agent
                        -----------------------------
shall have received certificates as of a recent date of the good standing of each Borrower under the laws of its jurisdiction of organization.

                    (4) Opinions of Counsel.  The Administrative Agent shall
                        -------------------
have received favorable opinions of counsel to the Borrowers addressed to the Administrative Agent and the Lenders with respect to the Borrowers, the Loan Documents and such other matters as the Lenders shall request.

                    (5) Tax Forms.  The Administrative Agent shall have received
                        ---------
copies of the United States Internal Revenue Service forms required by Section 4.11(e) hereof.

               (3)  Acquisition.
                    -----------

                    (1) Purchase Agreement.  The Administrative Agent shall have
                        ------------------
received a copy of the executed Purchase Agreement.

                    (2) Due Diligence.  The Borrowers shall have delivered to
                        -------------
the Administrative Agent all documents (including corporate documentation) necessary, in the

Administrative Agent's sole discretion, for legal and financial due diligence in connection with the Acquisition.

                    (3) Release.  The Administrative Agent shall have received
                        -------
evidence, in form and substance satisfactory to it, that: (A) J.A. Sexauer, Inc. and Trayco of S.C., Inc. have been released as subsidiary guarantors under: (i) the Credit Agreement dated June 26, 1996 by and among The Dyson-Kissner-Moran Corporation and its subsidiaries from time to time party thereto, NationsBank, N.A., as senior creditor agent, and the several lenders party thereto (the "Sexauer Credit Agreement") and (ii) the 7.5% Senior Secured Notes due May 31, 2006 issued by The Dyson-Kissner-Moran Corporation pursuant to those certain Note Purchase Agreements dated June 26, 1996 (the "Sexauer Note Agreements" and collectively with the Sexauer Credit Agreement, the "Sexauer Credit and Note Documents") and (B) all stock of J.A. Sexauer, Inc., Trayco of S.C. Inc. and Sexauer Ltd. in connection with the Sexauer Credit and Note Documents has been released by the lenders and purchasers under the Sexauer Credit and Note Documents.

               (4)  Pledged Collateral.  The Administrative Agent shall have
                    ------------------
received original stock certificates or other certificates evidencing the capital stock or other ownership interests pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof.

               (5)  Lien Search. The Administrative Agent shall have received
                    -----------
the results of a Lien search (including a search as to judgments, pending litigation and tax matters) made against each Borrowers under the Uniform Commercial Code (or applicable judicial docket) as in effect in any state in which any of its assets are located, indicating among other things that its assets are free and clear of any Lien except for Liens permitted hereunder.

               (6)  Hazard and Liability Insurance.  The Administrative Agent
                    ------------------------------
shall have received certificates of insurance, evidence of payment of all insurance premiums for the current policy year of each, and, if requested by the Administrative Agent, copies (certified by a Responsible Officer) of insurance policies otherwise in form and substance reasonably satisfactory to the Administrative Agent.

               (7)  Consents; Defaults.
                    ------------------

                    (1) Governmental and Third Party Approvals.  The Borrowers
                        --------------------------------------
shall have obtained all necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents.

                    (2) No Injunction, Etc.  No action, proceeding,
                        ------------------
investigation, regulation or legislation shall have been instituted, threatened or proposed before any

Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                    (3)  No Event of Default.  No Default or Event of Default
                         -------------------
shall have occurred and be continuing.

               (8)  Financial Matters.
                    -----------------

                    (1) Financial Statements.  The Administrative Agent shall
                        --------------------
have received the most recent audited Consolidated financial statements of Wilmar and its Subsidiaries, all in form and substance satisfactory to the Administrative Agent.

                    (2) Financial Condition Certificate.  The Borrowers shall
                        -------------------------------
have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer, that (A) each of the Borrowers are Solvent, (B) attached thereto is a pro forma balance sheet of Wilmar and its Subsidiaries setting
             --- -----
forth on a pro forma basis the financial condition of Wilmar and its
           --- -----
Subsidiaries on a Consolidated basis as of that date, reflecting a pro forma
                                                                   --- -----
basis the effect of the transactions contemplated herein, including all fees and expenses in connection therewith, and evidencing compliance on a pro forma basis
                                                                 --- -----
with the covenants contained in Articles IX and X hereof, and (C) attached thereto are the financial projections previously delivered to the Administrative Agent representing the good faith opinions of Wilmar and the senior management thereof as to the projected results contained therein.

                    (3) Payment at Closing; Fee Letters.  The Borrowers shall
                        -------------------------------
have paid the fees set forth or referenced in Section 4.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses) to the Administrative Agent and Lenders, and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Administrative Agent shall have received duly authorized and executed copies of the fee letter agreement referred to in
Section 4.3(c).

               (9)  Miscellaneous.
                    -------------

                    (1) Notice of Borrowing.  The Administrative Agent shall
                        -------------------
have received a Notice of Borrowing from the Borrowers in accordance with
Section 2.4(a), and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

                         (2) Proceedings and Documents.  All opinions,
                             -------------------------
certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lender may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                         (3) Existing Facility. The Borrowers shall have
                             -----------------
delivered to the Administrative Agent evidence that the Existing Facility has been repaid in full and terminated and all collateral security therefor has been released.

                         (4) First Union Facility.  The Borrowers shall have
                             --------------------
delivered to Administrative Agent an executed copy of the First Union Facility documents.

                         (5) Due Diligence and Other Documents.  The Borrowers
                             ---------------------------------
shall have delivered to the Administrative Agent such other documents, certificates and opinions as the Administrative Agent may reasonably request.

     Section 1.35.  Conditions to All Extensions of Credit.  The obligations of
                    --------------------------------------
the Lenders to make any Extensions of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

                    (1)  Continuation of Representations and Warranties.  The
                         ----------------------------------------------
representations and warranties contained in Article VI shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

                    (2)  No Existing Default.  No Default or Event of Default
                         -------------------
shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) or the issue date with respect to such Letter of Credit or after giving affect to such Letters of Credit on such date.

                    (3)  Officer's Compliance Certificate; Additional Documents.
                         ------------------------------------------------------
The Administrative Agent shall have received the current Officer's Compliance Certificate and each additional document, instrument, legal opinion or other item of information reasonably requested by it.

                    (4)  Conditions.  Each borrowing by the Borrowers or request
                         ----------
for the issuance of a Letter of Credit shall constitute a representation and warranty by the Borrowers as of the date of such Loan or issuance of such Letter of Credit that the conditions of this Section 5.3 have been satisfied.

                                  ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OF THE BORROWERS
                -----------------------------------------------

     Section 1.36.  Representations and Warranties.  To induce the
                    ------------------------------
Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Borrowers hereby represent and warrant to the Administrative Agent and Lenders both before and after giving effect to the transactions contemplated hereunder that:

                    (1) Organization; Power; Qualification.  Wilmar and each of
                        ----------------------------------
its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to obtain such qualification or authorization would not have a Material Adverse Effect. The jurisdictions in which Wilmar and each of its Subsidiaries (including without limitation the Inactive Subsidiaries) are organized and qualified to do business as of the Closing Date are described on
Schedule 6.1(a).
---------------

                    (2) Ownership.  Each Subsidiary of Wilmar, and each of their
                        ---------
respective Subsidiaries (including without limitation the Inactive Subsidiaries), as of the Closing Date, is listed on Schedule 6.1(b). As of the
                                                    ---------------
Closing Date, the capitalization of Wilmar and each of its Subsidiaries (including without limitation the Inactive Subsidiaries) consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.1(b). All outstanding shares have
                                   ---------------
been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the Subsidiaries of Wilmar (including without limitation the Inactive Subsidiaries) and the number of shares owned by each as of the Closing Date are described on Schedule 6.1(b). As of the date of the most recently
                      ---------------
filed 10-Q, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of Wilmar or any of its Subsidiaries (including without limitation the Inactive Subsidiaries), except as described on
Schedule 6.1(b).
---------------

               (3) Authorization of Agreement, Loan Documents and Borrowing.
                   --------------------------------------------------------
Wilmar and each of its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of Wilmar and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of Wilmar and each Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors rights in general and the availability of equitable remedies.

          (4) Compliance of Agreement, Loan Documents and Borrowing with Laws,
              ----------------------------------------------------------------
Etc.  The execution, delivery and performance by Wilmar and its Subsidiaries of
----
the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to Wilmar or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of Wilmar or any of its Subsidiaries or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

          (5) Compliance with Law; Governmental Approvals. Wilmar and each of
              -------------------------------------------
its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except for such failures to comply that would not, singly or in the aggregate, have a Material Adverse Effect.

          (6) Tax Returns and Payments.  Wilmar and each of its Subsidiaries has
              ------------------------
duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except for such taxes that are being contested in good faith by appropriate proceedings. No Governmental Authority has asserted any Lien or other claim against Wilmar or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of Wilmar and each of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of Wilmar and each of its Subsidiaries are in the judgment of Wilmar adequate, and Wilmar does not anticipate any additional taxes or assessments for any of such years.

          (7)  Intellectual Property Matters.  Wilmar and each of its
               -----------------------------
Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. Except as set forth on Schedule 6.1(g), no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither Wilmar nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

          (8)  Environmental Matters.
               ---------------------

               (1) The properties owned, leased or operated by Wilmar and its Subsidiaries now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which
(A) constitute or constituted a violation of applicable Environmental Laws or
(B) could give rise to liability under applicable Environmental Laws which could, either singly or in the aggregate, cause a Material Adverse Effect;

               (2) Wilmar, each Subsidiary of Wilmar and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, except to the extent any instances of noncompliance either singly or in the aggregate could not have a Material Adverse Effect, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or materially impair the fair saleable value thereof;

               (3) Neither Wilmar nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does Wilmar or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

               (4) Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by Wilmar and its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws which could, either singly or in the aggregate, cause a Material Adverse Effect, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws which could, either singly or in the aggregate, cause a Material Adverse Effect;

                    (5) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of Wilmar, threatened, under any Environmental Law to which Wilmar or any Subsidiary thereof is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Wilmar, any Subsidiary of Wilmar or such properties or operations; and

                    (6) There has been no release, or to the best of Wilmar's knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by Wilmar or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws which could, either singly or in the aggregate, cause a Material Adverse Effect.

               (9)  ERISA.
                    -----

                    (1) As of the Closing Date, neither Wilmar, any Subsidiary nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on
Schedule 6.1(i);
-------- ------

                    (2) To the best of Wilmar's knowledge, Wilmar, each Subsidiary and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in
Section 401(b) of the Code has not yet expired. Except as otherwise provided on
Schedule 6.1(i), each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. To the best of Wilmar's knowledge, no liability has been incurred by Wilmar, any Subsidiary or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                    (3) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has Wilmar, any Subsidiary or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under
Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

                    (4) To the best of Wilmar's knowledge, neither Wilmar, any Subsidiary nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code,
(B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid,
(C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under
Section 412 of the Code;

                    (5) No Termination Event has occurred or is reasonably expected to occur; and

                    (6) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of Wilmar after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by Wilmar, any Subsidiary, or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

               (10) Margin Stock.  Neither Wilmar nor any Subsidiary thereof is
                    ------------
engaged principally or as one of its activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

               (11) Government Regulation.  Neither Wilmar nor any Subsidiary
                    ---------------------
thereof is an investment company or a company controlled by an investment company (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither Wilmar nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

               (12) Employee Relations.  Wilmar and each of its Subsidiaries has
                    ------------------
a stable work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 6.1(l). Wilmar
                                                       ---------------
knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

               (13) Burdensome Provisions.  Neither Wilmar nor any Subsidiary
                    ---------------------
thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. Wilmar and its Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

          (14) Financial Statements.  The (i) Consolidated balance sheets of
               --------------------
Wilmar and its Subsidiaries as of December 31, 1998 and the Consolidated balance sheets of J.A. Sexauer, Inc., Trayco of S.C., Inc. and their Subsidiaries as of January 31, 1999 and the related statements of income and retained earnings and cash flows for the Fiscal Years then ended and (ii) unaudited Consolidated balance sheet of Wilmar and its Subsidiaries as of September 30, 1999 and related unaudited interim statements of revenue and retained earnings, copies of which have been furnished to the Administrative Agent and each Lender, are complete and fairly present the assets, liabilities and financial position of Wilmar and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnote disclosures in the case of interim financial statements). Wilmar and its Subsidiaries have no Debt or other material unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto to the extent required to be disclosed in accordance with GAAP.

          (15) No Material Adverse Change.  Since:  (i) for Wilmar and its
               --------------------------
Subsidiaries (other than J.A. Sexauer, Inc., Trayco of S.C., Inc. and their Subsidiaries), December 31, 1998 and (ii) for J.A. Sexauer, Inc., Trayco of S.C., Inc. and their Subsidiaries, January 31, 1999, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of Wilmar and its Subsidiaries and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

          (16) Solvency.  As of the Closing Date and after giving effect to each
               --------
Extension of Credit made hereunder, each Borrower will be Solvent.

          (17) Titles to Properties.  Wilmar and each of its Subsidiaries has
               --------------------
such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of Wilmar and its Subsidiaries delivered pursuant to Section 6.1(o), except those which have been disposed of by Wilmar or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

          (18) Liens.  None of the properties and assets of Wilmar or any
               -----
Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to
Section 10.3. No financing statement under the Uniform Commercial Code of any state which names Wilmar or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction, and neither Wilmar nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 10.3 hereof.

          (19) Debt and Guaranty Obligations.  Schedule 6.1(s) is a complete and
               -----------------------------   ---------------
correct listing of all Debt and Guaranty Obligations of Wilmar and its Subsidiaries as of the Closing Date in excess of $1,000,000. Wilmar and its Subsidiaries have performed in all material respects and are in material compliance with all of the terms of such Debt and Guaranty Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of Wilmar or its Subsidiaries exists with respect to any such Debt or Guaranty Obligation.

          (20) Litigation.  There are no actions, suits or proceedings pending
               ----------
nor, to the knowledge of Wilmar, threatened against or in any other way relating adversely to or affecting Wilmar or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, which, if adversely resolved, would have a Material Adverse Effect.

          (21) Absence of Defaults.  No event has occurred or is continuing
               -------------------
which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by Wilmar or any Subsidiary thereof under any judgment, decree or order to which Wilmar or any of its Subsidiaries is a party or by which Wilmar or any of its Subsidiaries or any of their respective properties may be bound which default would have a Material Adverse Effect or which would require Wilmar or any of its Subsidiaries to make any payment thereunder in excess of $1,000,000 prior to the scheduled maturity date therefor.

          (22) Accuracy and Completeness of Information.  All written
               ----------------------------------------
information, reports and other papers and data produced by or on behalf of Wilmar or any Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Administrative Agent or the Lenders by Wilmar or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of Wilmar or its Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading in any material respect. The Borrowers are not aware of any facts which they have not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as the Borrowers can now foresee, could reasonably be expected to have a Material Adverse Effect.

                    (23) Inactive Subsidiaries.  There does not exist, by virtue
                         ---------------------
of statute, common law, contract or otherwise, any liability of, or any activity or condition relating to, any Inactive Subsidiary, including without limitation, with respect to any environmental condition, taxes, employee benefit plan, program or statutory obligation, tort claim or contract dispute, which may survive the liquidation of any such Inactive Subsidiary (whether by operation of law, express assumption or otherwise), except for those liabilities which (a) are reserved for or otherwise reflected in the financial statements of Wilmar and its Consolidated Subsidiaries or (b) do not in the aggregate as to all Inactive Subsidiaries exceed Fifty Thousand Dollars ($50,000). The Borrowers comprise all of the Subsidiaries of Wilmar other than the Inactive Subsidiaries.

                    (24) Year 2000 Compliance.  Wilmar and its Subsidiaries have
                         --------------------
commenced to conduct a review and assessment of their material computer systems and applications, micro-processor based goods and equipment owned or used by them in their business, and all products currently sold by them, and are making inquiry of their material suppliers, vendors and customers, with respect to functionality before, during and after the year 2000 (the "Year 2000 Problem"). Wilmar and its Subsidiaries have prepared a program to ensure that all such systems, goods, equipment and products owned or used by them and material to the conduct of their business will be Year 2000 compliant in a timely manner. Wilmar and its Subsidiaries reasonably believe, based on the foregoing review, assessment and inquiry that the Year 2000 Problem will not result in a Material Adverse Effect.

     Section 1.37.  Survival of Representations and Warranties, Etc.  All
                    ------------------------------------------------
representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                  ARTICLE VII

                       FINANCIAL INFORMATION AND NOTICES
                       ---------------------------------

     Until all the Obligations have been paid and satisfied in full and the Revolving Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.16 hereof, the Borrowers will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth on Schedule 2, or
                                                                 ----------
such other office as may be designated by the Administrative Agent and Lenders from time to time:

     Section 1.38.  Financial Statements and Projections.
                    ------------------------------------

                    (1) Quarterly Financial Statements.  As soon as practicable
                        ------------------------------
and in any event within fifty (50) days after the end of the first three (3) fiscal quarters on each Fiscal Year, an unaudited Consolidated and consolidating balance sheet of Wilmar and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by Wilmar in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of Wilmar to present fairly in all material respects the financial condition of Wilmar and its Subsidiaries as of their respective dates and the results of operations of Wilmar and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

                    (2) Annual Financial Statements.  As soon as practicable and
                        ---------------------------
in any event within ninety (90) days after the end of each Fiscal Year, an audited Consolidated balance sheet of Wilmar and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by Wilmar or any of its Subsidiaries or with respect to accounting principles followed by Wilmar or any of its Subsidiaries not in accordance with GAAP.

     Section 1.39.  Officer's Compliance Certificate.  At each time financial
                    --------------------------------
statements are delivered pursuant to Sections 7.1 (a) or (b) and at such other times as the Administrative Agent shall reasonably request, a certificate of the chief financial officer or the treasurer of Wilmar in the form of Exhibit F
                                                                  ---------
attached hereto (an "Officer's Compliance Certificate").

     Section 1.40.  Accountants' Certificate.  At each time financial statements
                    ------------------------
are delivered pursuant to Section 7.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders:

                    (1) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence;

                    (2) including the calculations prepared by such accountants required to establish whether or not Wilmar and its Subsidiaries are in compliance with the financial covenants set forth in Article IX hereof as at the end of each respective period; and

                    (3) including a fully executed copy of a letter from such accountants to Wilmar (i) expressly acknowledging that a primary intent of Wilmar (with respect to such statements) is for such accountants' examination and report with respect to such statements of Wilmar to benefit or influence the Lenders (A) in connection with Extensions of Credit and other financial accommodations to Wilmar from time to time, or (B) otherwise in connection with the preparation, review, execution, delivery, amendment, modification, administration, collection and/or enforcement of the Loan Documents, and (ii) expressly authorizing the Lenders to rely on the examination and report of such accountants with respect to the audited financial statements of Wilmar as of and for such Fiscal Year then ending.

     Section 1.41.  Other Reports
                    -------------

                    (1) Promptly upon receipt thereof, copies of all reports, if any, submitted to Wilmar or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto;

                    (2) Promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as Wilmar or any Subsidiary shall send to its stockholders, copies of all registration statements (without exhibits), and all annual, quarterly or other reports which Wilmar or any Subsidiary files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) including without limitation, Forms 10Q and Forms 10K; and

                    (3) Such other information regarding the operations, business affairs and financial condition of Wilmar or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

     Section 1.42.  Notice of Litigation and Other Matters.  Prompt (but in no
                    --------------------------------------
event later than ten (10) days after an officer of a Borrower obtains knowledge thereof) telephonic and written notice of:

                    (1) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving Wilmar or any Subsidiary thereof or any of their respective properties, assets or businesses, which if resolved adversely to any Borrower, would have a Material Adverse Effect, or which would result in an Event of Default hereunder;

                    (2) any notice of any violation received by Wilmar or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

                    (3) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against Wilmar or any Subsidiary thereof which would have a Material Adverse Effect;

                    (4) any attachment, judgment, lien, levy or order exceeding $1,000,000 that may be assessed against or threatened against Wilmar or any Subsidiary thereof;

                    (5) any Default or Event of Default;

                    (6) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by Wilmar, any Subsidiary or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by Wilmar, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, and (iv) Wilmar or any Subsidiary obtaining knowledge or reason to know that Wilmar, any Subsidiary or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of
Section 4041(c) of ERISA; and

                    (7) any event which makes any of the representations set forth in Section 6.1 inaccurate in any material respect.

     Section 1.43.  Accuracy of Information.  All written information, reports,
                    -----------------------
statements and other papers and data furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Borrowers' knowledge thereof.

                                 ARTICLE VIII

                             AFFIRMATIVE COVENANTS
                             ---------------------

     Until all of the Obligations have been paid and satisfied in full and the Revolving Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.16, each Borrower will, and will cause each of its Subsidiaries to:

     Section 1.44.  Preservation of Corporate Existence and Related Matters.
                    -------------------------------------------------------
Except as permitted by Section 10.5, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

     Section 1.45.  Maintenance of Property.  Protect and preserve all
                    -----------------------
properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     Section 1.46.  Insurance.  Maintain insurance, including hazard and
                    ---------
business interruption insurance, with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter, deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     Section 1.47.  Accounting Methods and Financial Records.  Maintain a system
                    ----------------------------------------
of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

     Section 1.48.  Payment and Performance of Obligations.  Pay and perform all
                    --------------------------------------
Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that Wilmar or such Subsidiary may contest any item
           --------
described in clauses (a) or (b) of this Section 8.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

     Section 1.49.  Compliance With Laws and Approvals.  Observe and remain in
                    ----------------------------------
compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, and except in each case where the failure to so comply or maintain such Government Approvals would not have a Material Adverse Effect.

     Section 1.50.  Environmental Laws.  In addition to and without limiting the
                    ------------------
generality of Section 8.6, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of Wilmar or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     Section 1.51.  Compliance with ERISA.  In addition to and without limiting
                    ---------------------
the generality of Section 8.6, (a) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

     Section 1.52.  Compliance With Agreements.  Comply in all respects with
                    --------------------------
each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business, except where the failures to comply would not have a Material Adverse

Effect; provided, that Wilmar or such Subsidiary may contest any such lease,
        --------
agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

     Section 1.53.  Conduct of Business.  Engage only in businesses in
                    -------------------
substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto.

     Section 1.54.  Visits and Inspections.  Permit representatives of the
                    ----------------------
Administrative Agent or any Lender, from time to time during business hours and upon reasonable prior written notice, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

     Section 1.55.  Additional Subsidiaries.  Within ten (10) days after any
                    -----------------------
Subsidiary of any Borrower is created or acquired, or an Inactive Subsidiary ceases to meet the definition of an Inactive Subsidiary hereunder, cause to be executed and delivered to the Administrative Agent: (a) one or more of the following in the Administrative Agent's sole discretion, a duly executed joinder to the Credit Agreement or a guaranty agreement, together with a joinder to or confirmation of the Pledge Agreement, such that 100% of the capital stock or other equity interests of each such Subsidiary formed under the laws of a jurisdiction within the United States and 65% of the capital stock or other equity interest of each such Subsidiary formed under the laws of a jurisdiction outside of the United States, is pledged to the Administrative Agent for the ratable benefit of itself and the Lenders; (b) favorable legal opinions addressed to the Administrative Agent and Lenders in form and substance satisfactory thereto with respect to such executed and delivered joinders, guaranties or confirmations; and (c) and such other documents and closing certificates as may be requested by the Administrative Agent.

     Section 1.56.  Year 2000 Compatibility.  Take all actions reasonably
                    -----------------------
necessary to assure that Borrowers' computer based systems are able to operate and effectively process data which includes dates on and after January 1, 2000. At the request of the Administrative Agent, the Borrowers shall provide reasonable assurances satisfactory to the Administrative Agent of the Borrowers' Year 2000 compatibility.

     Section 1.57.  Taxes.  Pay and discharge all taxes, assessments or other
                    -----
governmental charges or levies imposed on it or any of its property or assets prior to the date on which any penalty for non-payment or late payment is incurred, unless the same are (a) currently being contested in good faith by appropriate proceedings, diligently prosecuted and (b) are covered by appropriate reserves maintained in accordance with GAAP.

     Section 1.58.  Amendment to Certificate of Incorporation of Wilmar.  At the
                    ---------------------------------------------------
same time that the Certificate of Incorporation of Wilmar is next amended, cause Sections A.2(d) and B.2(d) of the Stock Purchase and Redemption Agreement Description of Series A Senior Preferred Stock and Series B Junior Preferred Stock to be deleted in their entirety.

     Section 1.59.  Further Assurances.  Make, execute and deliver all such
                    ------------------
additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.

                                  ARTICLE IX

                              FINANCIAL COVENANTS
                              -------------------

     Until all of the Obligations have been paid and satisfied in full and the Revolving Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.16 hereof, Wilmar and its Subsidiaries on a Consolidated basis will not:

     Section 1.60.  Funded Debt to EBITDA Ratio.  As of the last day of any
                    ---------------------------
fiscal quarter of Wilmar and its Consolidated Subsidiaries, permit the Funded Debt to EBITDA Ratio to be greater than 2.75 to 1.0.

     Section 1.61.  Fixed Charge Coverage Ratio.  As of the last day of any
                    ---------------------------
fiscal quarter of Wilmar and its Consolidated Subsidiaries, permit the Fixed Charge Coverage Ratio to be less than 1.75 to 1.0.

     Section 1.62.  Minimum Net Worth Test.  Permit, as of the last day of any
                    ----------------------
fiscal quarter of Wilmar and its Consolidated Subsidiaries, Net Worth to be less than Closing Adjusted Net Worth plus fifty percent (50%) of net income of Wilmar and its Consolidated Subsidiaries for each fiscal quarter subsequent to the most recent fiscal quarter ended prior to the Closing Date without deduction for losses.

                                   ARTICLE X

                              NEGATIVE COVENANTS
                              ------------------

     Until all of the Obligations have been paid and satisfied in full and the Revolving Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.16 hereof, no Borrower has and no Borrower will permit any of its Subsidiaries to:

     Section 1.63.  Limitations on Debt.  Create, incur, assume or suffer to
                    -------------------
exist any Debt except:

                    (1)  the Obligations;

                    (2) Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions (including interest rate) reasonably satisfactory to the Administrative Agent;

                    (3) Debt existing on the Closing Date and not otherwise permitted under this Section 10.1, as set forth on Schedule 6.1(t) and the renewal and refinancing (but not the increase at the aggregate principal amount thereof) thereof;

                    (4) Debt of Wilmar and its Subsidiaries incurred in connection with Capitalized Leases and (ii) purchase money Debt of Wilmar and its Subsidiaries, in an aggregate amount not to exceed $5,000,000 on any date of determination;

                    (5)  Debt consisting of Guaranty Obligations permitted by
Section 10.2;

                    (6)  loans by and among Borrowers;

                    (7)  Debt incurred under the First Union Facility;

                    (8) so long as no Default or Event of Default has occurred or is continuing, or would be caused thereby, incur subordinated unsecured Debt not exceeding $10,000,000 on any date of determination; provided, however, that:
(i) such Debt may be incurred only to finance acquisitions permitted under
Section 10.4(a) hereof and (ii) such Debt shall be unsecured and subject to subordination provisions in form and substance satisfactory to Administrative Agent and Required Lenders; and

                    (9) so long as no Default or Event of Default has occurred or is continuing, or would be caused thereby, incur unsecured Debt not exceeding $3,000,000 on any date of determination; provided, however, that: (i) such Debt may be incurred only to finance acquisitions permitted under Section 10.4(a) hereof; (ii) such Debt may be owed only to sellers under such acquisitions permitted under Section 10.4(a) hereof and (iii) the documentation evidencing such Debt shall be in form and substance satisfactory to Administrative Agent and Required Lenders;

provided, that no agreement or instrument with respect to Debt permitted to be
--------
incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of Wilmar to make any payment to Wilmar or any other Subsidiary (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrowers to pay the Obligations.

     Section 1.64.  Limitations on Guaranty Obligations.  Create, incur, assume
                    -----------------------------------
or suffer to exist any Guaranty Obligations except Guaranty Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders.

     Section 1.65.  Limitations on Liens.  Create, incur, assume or suffer to
                    --------------------
exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

                    (1) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

                    (2) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

                    (3) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers compensation, unemployment insurance or similar legislation or obligations, deposits to secure performance or payment bonds, bids, tenders, contracts, leases, franchises or public or statutory obligations required in the ordinary course of business (not to exceed $1,000,000 in the aggregate) under customer service contracts;

                    (4) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

                    (5) Liens of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

                    (6) Liens not otherwise permitted by this Section 10.3 and in existence on the Closing Date and described on Schedule 10.3;
                                                  -------------

                    (7) Liens securing Debt permitted under Section 10.1(d); provided that (i) such Liens shall be created substantially simultaneously with
--------
the acquisition of the related asset, and (ii) such Liens do not at any time encumber any property other than the property financed by such Debt; and

                    (8) Liens in favor of First Union on the stock of the Subsidiaries, other than the Inactive Subsidiaries, to secure Borrowers' indebtedness under the First Union Facility, which such liens will be pari passu with and on the same terms and conditions as the Liens granted to Administrative Agent for the benefit of Lenders under the Pledge Agreement.

     Section 1.66.  Limitations on Loans, Advances, Investments and
                    -----------------------------------------------
Acquisitions.  Purchase, own, invest in or otherwise acquire, directly or
------------
indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary except for Subsidiaries existing on the date hereof), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person, except, in the absence of an Event of Default or Default, and if such payment will not create a Default or Event of Default, Borrowers may:

                    (1) make acquisitions of stock or assets by Wilmar and its Subsidiaries during any Fiscal Year, the purchase price of which, including contingent payments and deferred purchase price, does not exceed, in the aggregate, Twenty-Five Million Dollars ($25,000,000); provided, however, that:
(A) if the purchase price for such acquisition is less than Five Million Dollars ($5,000,000), then Borrowers shall provide to Administrative Agent all documents reasonably requested by Administrative Agent no later than ten (10) Business Days prior to the execution of a binding agreement to consummate such acquisition and (B) if the purchase price for such acquisition equals or exceeds Five Million Dollars ($5,000,000), then Borrowers shall provide to Administrative Agent the following information no later than ten (10) Business Days prior to the execution of a binding agreement to consummate such acquisition:

                        (1) a narrative description of the proposed acquisition which describes the business to be acquired, the legal structure for the acquisition, the acquisition price to be paid, and other material features of the proposed acquisition;

                        (2) copies of the financial statements, if available, or federal income tax returns if not, dated as of the three (3) most recently ended fiscal years of such business or the seller of such assets, or if such business or the seller of such assets was formed or organized within the past three (3) years, dated since the formation or organization of such business or seller;

                    (3) an amendment or supplement to the disclosure schedules hereunder to include the required disclosure hereunder as applicable to such business or assets; provided, however, that any such information is subject to the approval of Required Banks;

                    (4) pro forma financial statements of the
                        --- -----
business or assets of Wilmar and its Subsidiaries giving effect to the proposed acquisition on an historical basis for the two most recent fiscal quarters for which an Officer's Compliance Certificate has been delivered and on a projected basis for the period ending on the five year anniversary of the Closing Date, including the information required pursuant to Section 7.1(a) hereof and demonstrating compliance with the covenants set forth in Sections 9.1 through
9.3 hereof as of the end of each fiscal quarter, and setting forth the adjustments made to historical financial statements in the pro forma financial
                                                           --- -----
statements; and

                    (5) such additional documents as Administrative Agent may reasonably request, each of the foregoing to be in form and substance reasonably satisfactory to Administrative Agent.

               (2)  make investments not otherwise permitted by this Section
10.4 in Subsidiaries (other than Inactive Subsidiaries) existing on the Closing Date and the other existing loans, advances and investments not otherwise permitted by this Section 10.4 described on Schedule 10.4;
                                            -------------

               (3) make investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of A or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit
--------
shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder; and

               (4) make investments by the Borrower or any Subsidiary (other than Inactive Subsidiaries) in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person if such acquisition has been previously approved in writing by the Required Lenders; and

                    (5) form additional Subsidiaries; provided, however, that Borrowers comply with the terms of Section 8.12 hereof.

     Section 1.67.  Limitations on Mergers and Liquidation.  Merge, consolidate
                    --------------------------------------
or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except, in the absence of a Default or Event of Default, and if such act would not create a Default or Event of Default:

                    (1) any Wholly-Owned Subsidiary of a Borrower may merge with any Borrower or other Wholly-Owned Subsidiary of a Borrower (other than an Inactive Subsidiary);

                    (2) any Wholly-Owned Subsidiary (other than an Inactive Subsidiary) may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by Section 10.4(a);

                    (3) any Wholly-Owned Subsidiary of a Borrower may wind-up into a Borrower or any other Wholly-Owned Subsidiary of a Borrower (other than an Inactive Subsidiary);

                    (4) any Borrower may merge with or into any other Borrower; and

                    (5) any Inactive Subsidiary may, after prior written notice to Administrative Agent liquidate, wind-up or dissolve itself (or suffer a liquidation or dissolution).

     Section 1.68.  Limitations on Sale of Assets.  Convey, sell, lease, assign,
                    -----------------------------
transfer or otherwise dispose of all or substantially all of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired, unless: (i) such sale, lease, assignment, transfer or disposition is not to an Inactive Subsidiary and (ii) Borrowers comply with the mandatory prepayment provisions of Section 2.5(c)(ii) hereof.

     Section 1.69.  Limitations on Dividends and Distributions.  Declare or pay
                    ------------------------------------------
any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock, or make any change in its capital structure that could reasonably be expected to have a Material Adverse Effect; provided that:
                                                          --------

                    (1) Wilmar or any Subsidiary may pay dividends in shares of its own capital stock to any Person other than an Inactive Subsidiary; provided, however, that such shares constitute Collateral (as defined in the Pledge Agreement); and

                    (2) any Subsidiary may pay cash dividends to Wilmar.

     Section 1.70.  Limitations on Exchange and Issuance of Capital Stock.
                    -----------------------------------------------------
Issue, sell or otherwise dispose of: (A) any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (i) convertible or exchangeable into Debt; (ii) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due or (B) any preferred stock of Wilmar.

     Section 1.71.  Transactions with Affiliates.  Directly or indirectly  (a)
                    ----------------------------
make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates in amounts exceeding $200,000 in the aggregate at any time, or subcontract any operations to any of its Affiliates or (b) enter into, or be a party to, any other transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to and approved in writing by the Required Lenders prior to the consummation thereof and are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

     Section 1.72.  Certain Accounting Changes; Business Changes.  Change its
                    --------------------------------------------
Fiscal Year end, make any change in its accounting treatment and reporting practices except as required by GAAP, or enter into any new line of business in which a Borrower is not currently engaged.

     Section 1.73.  Restrictive Agreements.  Enter into any Debt which contains
                    ----------------------
any negative pledge on assets or any covenants more restrictive than the provisions of Articles VIII, IX and X hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.

                                  ARTICLE XI

                             DEFAULT AND REMEDIES
                             --------------------

     Section 1.74.  Events of Default.  Each of the following shall constitute
                    -----------------
an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

                    (1) Default in Payment of Principal of Loans and
                        --------------------------------------------
Reimbursement Obligations. The Borrowers shall default in any payment of
-------------------------
principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

                    (2) Other Payment Default.  The Borrowers shall default in
                        ---------------------
the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for three (3) Business Days.

                    (3) Misrepresentation.  Any representation or warranty made
                        -----------------
or deemed to be made by Wilmar or any of its Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

                    (4) Default in Performance of Certain Covenants.  Wilmar
                        -------------------------------------------
or any of its Subsidiaries shall default in the performance or observance of any covenant or agreement contained in Sections 7.1 or 7.5(e) or Articles IX or X of this Agreement.

                    (5) Default in Performance of Other Covenants and
                        ---------------------------------------------
Conditions. Wilmar or any Subsidiary thereof shall default in the performance or
----------
observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrowers by the Administrative Agent.

                    (6) Hedging Agreement.  Any termination payment shall be
                        -----------------
due by the Borrowers under any Hedging Agreement and such amount is not paid within thirty (30) Business Days of the due date thereof.

                    (7) Cross-Default.  Wilmar or any of its Subsidiaries shall
                        -------------
(i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $2,500,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created; (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $2,500,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired); or (iii) default in the payment when due, or in the performance or observation of any obligation or condition of any contract, the breach, cancellation or termination of which would have a Material Adverse Effect, unless, but only as long as, the existence of any such default is being contested by Wilmar or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of Wilmar or such Subsidiary to the extent required by GAAP.

                    (8) Change in Control.  Any person or group of persons
                        -----------------
(within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall obtain ownership or control in one or more series of transactions of more than thirty-three percent (33%) of the common stock or of the voting power of Wilmar entitled to vote in the election of members of the board of directors of Wilmar or there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $1,000,000 any change in control (as defined in such indenture or other evidence of Debt) obligating Wilmar to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein (any such event, a "Change in Control").

                    (9) Voluntary Bankruptcy Proceeding.  Wilmar or any
                        -------------------------------
Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,
(iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

                    (10) Involuntary Bankruptcy Proceeding.  A case or other
                         ---------------------------------
proceeding shall be commenced against Wilmar or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days or an order granting the relief requested in such case or proceeding (including but not limited to, an order for relief under such federal bankruptcy laws) shall be entered or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for Wilmar or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

                    (11) Failure of Agreements.  Any provision of this
                         ---------------------
Agreement or of any other Loan Document shall for any reason cease to be valid and binding on Wilmar or any Subsidiary party thereto or any such Person shall so state in writing, or this Agreement or any other Loan Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

                    (12) Termination Event.  The occurrence of any of the
                         -----------------
following events: (i) Wilmar, any Subsidiary or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, Wilmar, any Subsidiary or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $1,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) Wilmar, any Subsidiary or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $1,000,000.

                    (13) Judgment.  A judgment or order for the payment of
                         --------
money which causes the aggregate amount of all such judgments to exceed $1,000,000 in any Fiscal Year shall be entered against Wilmar or any of its Subsidiaries by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.

     Section 1.75.  Remedies.  Upon the occurrence of an Event of Default, with
                    --------
the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers:

                    (1)  Acceleration; Termination of Facilities.  Declare the
                         ---------------------------------------
principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (other than any Hedging Agreement) (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations (other than obligations owing under any Hedging Agreement), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrowers to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence
                                            --------
of an Event of Default specified in Section 11.1(i) or (j), the Credit
Facility shall be automatically terminated and all Obligations (other than obligations owing under any Hedging Agreement) shall automatically become due and payable.

                    (2) Letters of Credit.  With respect to all Letters of
                        -----------------
Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrowers at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers.

                    (3) Rights of Collection.  Exercise on behalf of the
                        --------------------
Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrowers' Obligations.

     Section 1.76.  Rights and Remedies Cumulative; Non-Waiver, etc.  The
                    -----------------------------------------------
enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                  ARTICLE XII

                           THE ADMINISTRATIVE AGENT
                           ------------------------

     Section 1.77.  Appointment; Rights and Duties of Co-Agents.  Each of the
                    -------------------------------------------
Lenders hereby irrevocably designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative

Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. Any reference to the Administrative Agent in this Article XII shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender. The parties hereto hereby agree that the Co-Agents, in their capacity as Co-Agents hereunder, shall not have any obligations, rights or duties hereunder.

     Section 1.78.  Delegation of Duties.  The Administrative Agent may execute
                    --------------------
any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

     Section 1.79.  Exculpatory Provisions.  Neither the Administrative Agent
                    ----------------------
nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Wilmar or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of Wilmar or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of Wilmar or any of its Subsidiaries.

     Section 1.80.  Reliance by the Administrative Agent.  The Administrative
                    ------------------------------------
Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Wilmar), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.10 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     Section 1.81.  Notice of Default.  The Administrative Agent shall not be
                    -----------------
deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a notice of default. In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent
                      --------
shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of
                               ------
this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

     Section 1.82.  Non-Reliance on the Administrative Agent and Other Lenders.
                    ----------------------------------------------------------
Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of Wilmar or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Wilmar and its Subsidiaries and made its own decision to make its Loans and issue or participate in Letter of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this

Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Wilmar and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Wilmar or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

     Section 1.83.  Indemnification.  The Lenders agree to indemnify the
                    ---------------
Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so; provided, that if the Administrative Agent is reimbursed by Borrowers after indemnification by Lenders, Administrative Agent shall reimburse Lenders as appropriate), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided
                                                                       --------
that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

     Section 1.84.  The Administrative Agent in Its Individual Capacity.  The
                    ---------------------------------------------------
Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms Lender and Lenders shall include the Administrative Agent in its individual capacity.

     Section 1.85.  Resignation of the Administrative Agent; Successor
                    --------------------------------------------------
Administrative Agent.  Subject to the appointment and acceptance of a successor
--------------------
as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders (with the consent of Wilmar which such consent shall not be unreasonably or untimely withheld; provided, however, that no consent shall be required in the event that a Default or Event of Default has occurred and is continuing) shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.


                                 ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------

     Section 1.86.  Notices.
                    -------

                    (1) Method of Communication.  Except as otherwise provided
                        -----------------------
in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

                    (2) Addresses for Notices.  Notices to any party shall be
                        ---------------------
sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

     If to the Borrowers:

                            Wilmar Industries, Inc.

                         303 Harper Drive
                         Moorestown, New Jersey 08057
                         Attention:  William S. Sanford, Senior Vice President
                                    and CFO
                         Telephone No.:  (856) 533-3115
                         Telecopy No.:  (856) 439-8846

  With copies to:        Morgan, Lewis & Bockius, LLP
                         502 Carnegie Center
                         Princeton, NJ  08840
                         Attention:  Steven M. Cohen, Esquire
                         Telephone No.:  (609) 919-6604
                         Telecopy No.:  (609) 919-6639

  If to First Union as   First Union National Bank
  Administrative Agent:  One First Union Center, TW-10
                         301 South College Street
                         Charlotte, North Carolina 28288-0608
                         Attention:  Syndication Agency Services
                         Telephone No.:  (704) 374-2698
                         Telecopy No.:  (704) 383-0288

  With copies to:        First Union Securities, Inc.
                         One South Penn Square
                         PA4843
                         Philadelphia, Pennsylvania 19107-7618
                         Attention:  Thomas Harper
                         Telephone:  (215) 786-5213
                         Telecopy No.:  (215) 786-2877

  and to:                Pepper Hamilton LLP
                         3000 Two Logan Square
                         Philadelphia, Pennsylvania 19107-2799
                         Attention:  Lisa D. Kabnick, Esquire
                         Telephone No.:  (215) 981-4814
                         Telecopy No.:  (215) 981-4750

  If to any Lender:      To the Address set forth on Schedule 2 hereto
                                                     ----------


                    (3) Administrative Agent's Office.  The Administrative
                        -----------------------------
Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

     Section 1.87.  Expenses; Indemnity.  The Borrowers will (a) pay all
                    -------------------
reasonable out-of-pocket expenses of the Administrative Agent in connection with
(i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and
(ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) pay all reasonable out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     Section 1.88.  Set-off.  In addition to any rights now or hereafter granted
                    -------
under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Sections 13.10 or 13.14 are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of any Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.

     Section 1.89.  Governing Law.  This Agreement, the Notes and the other Loan
                    -------------
Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without reference to the conflicts or choice of law principles thereof.

     Section 1.90.  Consent to Jurisdiction; Service of Process.
                    -------------------------------------------

                    (1) The Borrowers hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in Philadelphia County, Pennsylvania, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. Each Borrower hereby irrevocably appoints each and every officer of Wilmar as its attorney upon whom may be served any summons, complaint, pleading or other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13.1. Nothing in this Section 13.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrowers or their properties in the courts of any other jurisdictions.

                    (2) To the extent that any Borrower has or hereafter may acquire: (i) any immunity from jurisdiction of the state or federal courts located in Philadelphia County, Pennsylvania or from any legal process out of any such court (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, or (ii) any objection to the laying of the venue or of an inconvenient forum or any suit, action or proceeding brought in a state or federal court located in Philadelphia County, Pennsylvania under process served in accordance with this Agreement or any Loan Document, each Borrower hereby irrevocably waives such immunity or objection in respect of any suit, action or proceeding arising out of or relating to this Agreement or any Loan Document.

     Section 1.91.  Binding Arbitration; Waiver of Jury Trial.
                    -----------------------------------------

                    (1) Binding Arbitration.  Upon demand of any party, whether
                        -------------------
made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Loan Documents ("Disputes"), between or among parties to the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Philadelphia, Pennsylvania. The expedited procedures set forth in Rule 51, et seq. of the
                                                             -- ---
Arbitration Rules shall be applicable to claims of less than $1,000,000.
All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one-hundred and twenty (120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

                    (2) Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER AND
                        ----------
EACH BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

                    (3) Preservation of Certain Remedies.  Notwithstanding the
                        --------------------------------
preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

     Section 1.92.  Reversal of Payments.  To the extent the Borrowers make a
                    --------------------
payment or payments to the Administrative Agent for the ratable benefit of the Lenders, or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

     Section 1.93.  Injunctive Relief; Punitive Damages.
                    -----------------------------------

                    (1) The Borrowers recognize that, in the event the Borrowers fail to perform, observe or discharge any of their obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrowers agree that the Lenders, at the Lenders option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                    (2) The Administrative Agent, Lenders and Wilmar (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

                    (3) The parties agree that they shall not have a remedy of punitive or exemplary damages against any other party in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

     Section 1.94.  Accounting Matters.  All financial and accounting
                    ------------------
calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by Wilmar or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrowers, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrowers' certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrowers and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

     Section 1.95.  Successors and Assigns; Participations.
                    --------------------------------------

                    (1) Benefit of Agreement.  This Agreement shall be binding
                        --------------------
upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrowers shall not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender.

                    (2) Assignment by Lenders.  Each Lender may, with the
                        ---------------------
consent of the Borrowers (so long as no Default or Event of Default has occurred and is continuing) and the consent of the Administrative Agent, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that:
                                                --------

                        (1) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

                        (2) each such assignment shall be the same percentage of each Credit Facility hereunder;

                        (3) if less than all of the assigning Lender's Revolving Commitment is to be assigned, the Revolving Commitment so assigned shall not be less than $5,000,000;

                        (4) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit F attached hereto
                                                      ---------
(an Assignment and Acceptance), together with any Note or Notes subject to such assignment;

                        (5) such assignment shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

                        (6) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and

Acceptance; provided that no such fee shall be payable upon any assignment by a
            --------
Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

     Section 1.96.  Rights and Duties Upon Assignment. By executing and
                    ---------------------------------
delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

     Section 1.97.  Register. The Administrative Agent may maintain a copy of
                    --------
each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or Lenders at any reasonable time and from time to time upon reasonable prior notice.

     Section 1.98.  Issuance of New Notes. Upon its receipt of an Assignment
                    ---------------------
and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:
                                                                  ---------

               (1)  accept such Assignment and Acceptance;

               (2)  record the information contained therein in the Register;

               (3) give prompt notice thereof to the Lenders and the Borrowers; and

               (4) promptly deliver a copy of such Assignment and Acceptance to the Borrowers.

Within five (5) Business Days after receipt of notice, the Borrowers shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Revolving Commitment and Term

Loan Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Revolving Commitment and Term Loan Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrowers.

     Section 1.99.  Participations. Each Lender may sell participations to one
                    --------------
or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); provided that:
                                                               --------

               (1) each such participation shall be in an amount not less than $5,000,000;

               (2) such Lender's obligations under this Agreement (including, without limitation, its Revolving Commitment) shall remain unchanged;

               (3) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

               (4) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

               (5) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

               (6) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Revolving Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

               (7) any such disposition shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

     Section 1.100. Disclosure of Information; Confidentiality. The
                    ------------------------------------------
Administrative Agent and the Lenders shall hold all non-public information with respect to the Borrowers obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information; provided,
                                                                       --------
that the Administrative Agent may disclose information relating to this Agreement to Gold Sheets and other similar bank trade publications, such
             -----------
information to consist of deal terms and other information customarily found in such publications and provided further, that the Administrative Agent and
                      -------- -------
Lenders may disclose any such information to the extent such disclosure is required by law or requested by any regulatory authority. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to Sections 13.10 or 13.14, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, that prior to any such disclosure, each such assignee, proposed
--------
assignee, participant or proposed participant shall agree with the Borrowers or such Lender to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender.

     Section 1.101. Certain Pledges or Assignments; Consents. Nothing herein
                    ----------------------------------------
shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents (other than any Hedging Agreement, the terms and conditions of which may be amended, modified or waived by the parties thereto) may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrowers; provided, that no amendment, waiver or consent shall (a)
                  --------
increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit (including without limitation pursuant to Section 3.4), (b) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest on any Loan or Reimbursement Obligation or reduce the amount required to be paid, (c) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation, (d) reduce the principal amount of any Loan or Reimbursement Obligation, (e) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (f) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Borrowers' rights and obligations hereunder, (g) release any material portion of the Collateral or release any Security Document (other than as specifically permitted or contemplated in this Agreement or the applicable Security Document) or (h) amend the provisions of this Section 13.16, Section
13.19 hereof or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of (a) Article XII shall be made without the written consent of the Administrative Agent and (b) Article III without the written consent of the Issuing Lender.

     Section 1.102. Performance of Duties. The Borrowers' obligations under
                    ---------------------
this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense.

     Section 1.103. All Powers Coupled with Interest. All powers of attorney
                    --------------------------------
and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

     Section 1.104. Survival of Indemnities. Notwithstanding any termination of
                    -----------------------
this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

     Section 1.105. Titles and Captions. Titles and captions of Articles,
                    -------------------
Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     Section 1.106. Severability of Provisions. Any provision of this Agreement
                    --------------------------
or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 1.107. Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     Section 1.108. Term of Agreement. This Agreement shall remain in effect
                    -----------------
from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. The Administrative Agent is hereby permitted to release all Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder and the termination of the Lender's Revolving Commitments. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

     Section 1.109. Inconsistencies with Other Documents; Independent Effect
                    --------------------------------------------------------
of Covenants.
------------
                    (1) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided, that any provision of the Security Documents which imposes additional burdens on Wilmar or its Subsidiaries or further restricts the rights of Wilmar or its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

                    (2) The Borrowers expressly acknowledge and agree that each covenant contained in Articles VIII, IX or X hereof shall be given independent effect. Accordingly, the Borrowers shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII, IX or X if, before or after giving effect to such transaction or act, the Borrowers shall or would be in breach of any other covenant contained in Articles VIII, IX, or X.

     Section 1.110. Judgment Currency.
                    -----------------

                    (a) The Borrowers' obligations under this Agreement or any other Loan Document to make payments in U.S. Dollars (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Lenders of the full amount of the

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

Attest:                              WILMAR INDUSTRIES, INC., as Borrower

By:    /s/ Michael T. Toomey         By:   /s/ Fred B. Gross
       ---------------------               -----------------
       Name:  Michael T. Toomey            Name: Fred B. Gross
       Title: Treasurer                    Title: Vice President

Attest:                              J.A. SEXAUER, INC., as Borrower

By:    /s/ Michael T. Toomey         By:   /s/ Fred B. Gross
       ---------------------               -----------------
       Name:  Michael T. Toomey            Name: Fred B. Gross
       Title: Asst. Treasurer              Title: Vice President

Attest:                              SEXAUER LTD., as Borrower

By:    /s/ Michael T. Toomey         By:   /s/ Fred B. Gross
       ---------------------               -------------------
       Name:  Michael T. Toomey            Name: Fred B. Gross
       Title: Asst. Treasurer              Title: President

Attest:                              TRAYCO OF S.C., INC., as Borrower

By:    /s/ Michael T. Toomey         By:   /s/ Fred B. Gross
       ---------------------               ---------------------
       Name:  Michael T. Toomey            Name: Fred B. Gross
       Title: Asst. Treasurer              Title: Vice President

Attest:                              WILMAR HOLDINGS, INC., as Borrower

By:    /s/ Michael T. Toomey         By:   /s/ Fred B. Gross
       ---------------------               -------------------
       Name:  Michael T. Toomey            Name: Fred B. Gross
       Title: Treasurer                    Title: President

                             [EXECUTIONS CONTINUED]

                                     -81a-

Obligation Currency expressed to be payable to the Lenders under this Agreement or any other Loan Document. If for the purpose of obtaining or enforcing judgment against Borrowers in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day immediately preceding the day on which the judgment is given (such business day being hereinafter referred to as the "Judgment Currency Conversion Date").

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining any rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

Attest:                              WILMAR FINANCIAL, INC., as Borrower

By:    /s/ Michael T. Toomey         By:   /s/ Fred B. Gross
       ---------------------               -------------------
       Name:  Michael T. Toomey            Name: Fred B. Gross
       Title: Treasurer                    Title: President

Attest:                              ACE MAINTENANCE MART USA, INC., as Borrower

By:    /s/ Michael T. Toomey         By:   /s/ Fred B. Gross
       ---------------------               ---------------------
       Name:  Michael T. Toomey            Name: Fred B. Gross
       Title: Asst. Treasurer              Title: Vice President

                                     FIRST UNION NATIONAL BANK, as
                                     Administrative Agent and Lender

                                     By:   /s/ Paul Hogan
                                           --------------
                                           Name: Paul Hogan
                                           Title: Vice President


                                     PNC BANK, NATIONAL ASSOCIATION, as

                                     By:   /s/ Robert J. Giannone
                                           ----------------------
                                           Name: Robert J. Giannone
                                           Title: Asst. Vice President



                            [EXECUTIONS CONTINUED]

                                     -82a-

                                     NATIONAL CITY BANK OF PENNSYLVANIA,

                                     By:   /s/ W. Christopher Kohler
                                           -------------------------
                                           Name: W. Christopher Kohler
                                           Title: Asst. Vice President


                                     MELLON BANK, N.A., as Lender

                                     By:   /s/ Devon L. Starks
                                           -------------------
                                           Name:/s/ Devon L. Starks
                                           Title: Asst. Vice President


                                     SUMMIT BANK, as Lender

                                     By:   /s/ Alan B. Herman
                                           ------------------
                                           Name: Alan B. Herman
                                           Title:Vice President


                                     SUN NATIONAL BANK, as Lender

                                     By:   /s/ Daniel F. Hires
                                           -------------------
                                           Name: Daniel F. Hires
                                           Title:Regional Vice President


                                     THE CHASE MANHATTAN BANK, as Lender

                                     By:   /s/ Wing Y. Lee-Ong
                                           -------------------
                                           Name: Wing Y. Lee-Ong
                                           Title: Vice President

EXHIBITS
--------

Exhibit A-1      -         Form of Revolving Credit Note
Exhibit A-2      -         Form of Term Note
Exhibit A-3      -         Form of Swingline Note
Exhibit B        -         Form of Notice of Borrowing
Exhibit C        -         Form of Notice of Account Designation
Exhibit D        -         Form of Notice of Prepayment
Exhibit E        -         Form of Notice of Conversion/Continuation
Exhibit F        -         Form of Officer's Compliance Certificate
Exhibit G        -         Form of Assignment and Acceptance

SCHEDULES
---------

Schedule 1         -            Borrowers
Schedule 2         -            Lenders and Commitments
Schedule 3         -            Inactive Subsidiaries
Schedule 6.1(a)    -            Jurisdictions of Organization and Qualification
Schedule 6.1(b)    -            Subsidiaries and Capitalization
Schedule 6.1(g)    -            Intellectual Property Matters
Schedule 6.1(i)    -            ERISA Plans
Schedule 6.1(l)    -            Labor and Collective Bargaining Agreements
Schedule 6.1(s)    -            Debt and Guaranty Obligations
Schedule 10.3      -            Existing Liens
Schedule 10.4      -            Existing Loans, Advances and Investments

The aforementioned is a list of all exhibits and schedules. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission request.

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